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SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12
ChemFirst Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
common stock, par value $1.00 per share (including preferred stock purchase rights)
	(2)	Aggregate number of securities to which transaction applies:
14,253,930 shares of common stock and options to purchase 2,380,931 shares of common stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee was determined by multiplying 0.000092 by the underlying value of the transaction of $433,516,982, which has been calculated as the sum of (a) the product of 14,253,930 issued and outstanding shares of common stock and the merger consideration of $29.20 per share, plus (b) the product of (i) 2,380,931 shares of common stock underlying options to purchase such shares (including 6,039 shares issuable in connection with the conversion of securities following the exercise of options to acquire convertible subordinated debentures) and (ii) the difference between $29.20 per share and the weighted-average exercise price of such options of $21.933 per share.

	(4)	Proposed maximum aggregate value of transaction: $433,516,982
	(5)	Total fee paid: $39,884
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPIES

[LOGO]	ChemFirst Inc. 700 North Street Jackson, Mississippi 39202-3095 (601) 948-7550	[•], 2002

Dear Shareholder:

        We cordially invite you to attend a special meeting of shareholders of ChemFirst Inc. to be held on [•], 2002, at [•] [a.m.][p.m.], local time, at [•].

        At the special meeting, we will ask you to consider and vote on a proposal to approve the merger agreement we entered into on July 23, 2002 with E. I. du Pont de Nemours and Company, or DuPont, and its wholly owned subsidiary, Purple Acquisition Corporation, providing for the acquisition of ChemFirst by DuPont. In the merger, Purple Acquisition Corporation will merge with and into ChemFirst, and each outstanding share of our common stock will be converted into the right to receive $29.20 in cash, without interest. After the merger, ChemFirst will be a wholly owned subsidiary of DuPont. The $29.20 per share being paid in the merger represents a premium of approximately 28% of the $22.80 closing price of our common stock on July 23, 2002, the last trading day before the signing of the merger agreement.

        Our board of directors has determined that it is in the best interests of our shareholders that we enter into the merger agreement and complete the merger on the terms and subject to the conditions set forth in the merger agreement and that the merger consideration is fair to our shareholders. Accordingly, our board of directors has unanimously adopted the merger agreement and unanimously recommends that our shareholders vote FOR approval of the merger agreement.

        Your vote is very important. We cannot complete the merger unless the merger agreement is approved by our shareholders. For the merger agreement to be approved, the number of votes cast favoring approval of the merger agreement must exceed the number of votes cast opposing approval of the merger agreement at a meeting at which a quorum exists. The presence, in person or by proxy, of shares representing at least a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum. Whether or not you plan to be present at the special meeting, please complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the special meeting. Failure to submit your proxy could make it difficult for us to establish a quorum necessary to transact business at the special meeting. Broker non-votes, which result when beneficial owners of shares held in street name fail to provide voting instructions to the financial institutions holding their shares, and abstentions will be considered present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the shareholder vote with respect to approval of the merger agreement. Only shareholders of record as of the close of business on [•], 2002 are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. In my personal capacity as a ChemFirst shareholder, I have, together with my wife, agreed to vote shares representing approximately 8.4% of the outstanding shares of ChemFirst common stock in favor of approval of the merger agreement.

        The enclosed proxy statement provides you with detailed information about the merger and related matters. We urge you to read the proxy statement carefully, including the annexes. If the merger agreement is approved and the merger is completed, you will be sent written instructions for exchanging your ChemFirst common stock certificates for your cash payment. If you hold share certificates, please do not send your certificates until you receive these instructions.

        If you have any questions about the merger, please call Georgeson Shareholder Communications Inc., our proxy solicitor, toll free at 1-800-327-8034.

        On behalf of our board of directors, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,
J. Kelley Williams Chairman and Chief Executive Officer

        This proxy statement is dated [•], 2002 and is first being mailed to shareholders on or about [•], 2002.

ChemFirst Inc.
700 North Street
Jackson, Mississippi 39202-3095
(601) 948-7550

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•], 2002

To Shareholders of ChemFirst Inc.:

        NOTICE IS HEREBY GIVEN that we will hold a special meeting of shareholders of ChemFirst Inc. on [•], 2002, at [•][a.m.] [p.m.], local time, at [•] for the following purpose:

      To consider and act on a proposal to approve the Agreement and Plan of Merger dated as of July 23, 2002, as amended, among ChemFirst Inc., E. I. du Pont de Nemours and Company and Purple Acquisition Corporation, a wholly owned subsidiary of E. I. du Pont de Nemours and Company, pursuant to which, upon the merger becoming effective, each share of common stock, par value $1.00 per share, of ChemFirst Inc. will be converted into the right to receive $29.20 in cash, without interest.

        No other business will be transacted at the special meeting other than possible postponements or adjournments of the special meeting.

        For the merger agreement to be approved, the number of votes cast favoring approval of the merger agreement must exceed the number of votes cast opposing approval of the merger agreement at a meeting at which a quorum exists. The presence, in person or by proxy, of shares representing at least a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum. Notwithstanding shareholder approval of the merger agreement, we reserve the right to abandon the merger at any time prior to the completion of the merger, subject to the terms and conditions of the merger agreement.

        Only shareholders of record as of the close of business on [•], 2002 are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the meeting. The number of outstanding shares of our common stock entitled to notice and to vote on [•], 2002 was [•]. Each shareholder is entitled to one vote for each share of common stock held on the record date. A shareholders' list will be available for inspection by any shareholder beginning two (2) business days after this notice of the special meeting is given and continuing through the special meeting.

        A form of proxy and a proxy statement containing more detailed information with respect to the matters to be considered at the special meeting, including a copy of the merger agreement, accompany and form a part of this notice. You should not send any certificates representing your ChemFirst common stock with your proxy card.

        Whether or not you expect to attend the special meeting in person, please date and sign the accompanying proxy card and return it promptly in the enclosed envelope. Returning your proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person. Thank you for acting promptly.

                      By Order of the Board of Directors

                      James L. McArthur
                      Secretary

Jackson, Mississippi
[•], 2002

No Solicitation of Transactions	38
Directors' and Officers' Indemnification and Insurance	40
Employee Benefit Matters	40
Conditions to the Merger	41
Material Adverse Effect	41
Termination of the Merger Agreement	42
Termination Fee	43
Expenses	43
Rights Agreement	44
Amendment; Waiver	44
ACCOUNTING TREATMENT	45
ANTITRUST MATTERS AND GOVERNMENTAL APPROVALS	45
BENEFICIAL OWNERSHIP OF CHEMFIRST COMMON STOCK	45
PRICE RANGE OF COMMON STOCK AND DIVIDENDS	48
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	49
FUTURE SHAREHOLDER PROPOSALS	50
WHERE YOU CAN FIND MORE INFORMATION	50
ANNEX A—AGREEMENT AND PLAN OF MERGER	A-1
ANNEX B—OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION	B-1

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        Below are brief answers to frequently asked questions concerning the proposed merger and the special meeting. These questions and answers do not, and are not intended to, address all the information that may be important to you. You should read the summary and the remainder of this document, including both of the annexes, carefully.

1.	Q: What is the proposed merger?

A: In the proposed merger, Purple Acquisition Corporation, a wholly owned subsidiary of DuPont, will merge with and into us. ChemFirst will survive the merger as a wholly owned subsidiary of DuPont, and our shares will cease to be publicly traded. The merger agreement is attached to this proxy statement as Annex A. We encourage you to read it carefully.
2.	Q: What will I receive in the merger?

A: Upon completion of the merger, you will be entitled to receive $29.20 in cash, without interest, in exchange for each share of ChemFirst common stock that you own. In this proxy statement, we refer to this cash payment as the merger consideration. Each holder of an option to purchase our common stock will receive an amount in cash equal to the excess of $29.20 over the exercise price per share of our common stock subject to the option.
3.	Q: What are the United States federal income tax consequences of the merger?

A: The receipt of cash for shares pursuant to the merger will be a taxable transaction for United States federal income tax purposes and possibly for state, local and foreign income tax purposes as well. In general, a shareholder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the shares exchanged for cash pursuant to the merger. Because the tax consequences of the merger are complex and may vary depending on your particular circumstances, we recommend that you consult your tax advisor concerning the federal (and any state, local or foreign) tax consequences to you of the merger.
4.	Q: What is the vote required to approve the merger agreement?

A: For the merger agreement to be approved, the number of votes cast favoring approval of the merger agreement must exceed the number of votes cast opposing approval of the merger agreement at a meeting at which a quorum exists. The presence, in person or by proxy, of shares representing at least a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum.
5.	Q: Is our board of directors recommending that I vote for approval of the merger agreement?

A: Yes. After considering a number of factors, our board of directors unanimously believes that it is in the best interests of our shareholders that we enter into the merger agreement and complete the merger and that the consideration to be paid in the merger is fair to our shareholders.
6.	Q: When do you expect to complete the merger?

A: We expect to complete the merger in the fourth quarter of 2002, as quickly as possible after the special meeting and after all the conditions to the merger are satisfied or waived, including expiration or termination of the waiting periods under the antitrust laws of the United States and Germany.
7.	Q: What do I need to do now?

A: We urge you to read this proxy statement carefully, including its annexes, consider how the merger would affect you as a shareholder and vote. After you read this proxy statement, you should complete, sign and date your proxy card and mail it in the enclosed return envelope as soon as possible, even if you plan to attend the special meeting in person, so that your shares may be represented at the special meeting. If you sign, date and send in your proxy card without indicating how you want to vote, all of your shares will be voted FOR approval of the merger agreement.
8.	Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will only be permitted to vote your shares if you provide instructions to your broker on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares and be sure to provide your broker with instructions on how to vote your shares.
9.	Q: What if I want to change my vote after I have mailed my signed proxy card?

A: You can change your vote by sending a later-dated, signed proxy card or a written revocation to the Secretary of ChemFirst at ChemFirst Inc., 700 North Street, Jackson, Mississippi 39202-3095, who must receive it before your proxy has been voted at the special meeting, or by attending the special meeting in person and voting. Your attendance at the special meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those voting instructions.
10.	Q: What happens if I do not vote my proxy, if I do not instruct my broker to vote my shares or if I abstain from voting?

A: Failure to submit your proxy could make it difficult for us to establish a quorum necessary to transact business at the special meeting. If you have shares held in "street name" and you do not instruct your broker to vote those shares, or if you submit your proxy or attend the meeting and abstain with respect to the proposal to approve the merger agreement (or instruct your broker to abstain, if applicable), your shares will be considered present for purposes of determining the presence of a quorum, but your action will have no effect on the outcome of the shareholder vote with respect to approval of the merger agreement. For your shares to be represented at the meeting, you must either submit a proxy or appear in person at the meeting.
11.	Q: What if the merger is not completed?

A: It is possible that the merger will not be completed. That might happen if, for example, our shareholders do not approve the merger agreement. If that occurs, neither DuPont, Purple Acquisition Corporation nor any third party is under any obligation to make or consider any alternative proposals regarding the purchase of the shares of our common stock.
12.	Q: Should I send my stock certificates now?
A: No. Do not send your stock certificates now. If we complete the merger, you will receive written instructions for exchanging your ChemFirst common stock certificates for your merger consideration.
13.	Q: Whom should I call if I have questions or want additional copies of documents?

A: If you have any questions about the merger or this proxy statement or, if you would like additional copies of this proxy statement or the proxy card, you should call Georgeson Shareholder Communications Inc., our proxy solicitor, toll free at 1-800-327-8034.

SUMMARY

        This summary, together with the preceding question and answer section, highlights important information discussed in greater detail elsewhere in this proxy statement. This summary includes parenthetical references to pages in other portions of this proxy statement containing a more detailed description of the topics presented in this summary. This summary may not contain all of the information you should consider before voting on the merger agreement. To more fully understand the merger, you should read carefully this entire proxy statement and both of its annexes, including the merger agreement, which is attached as Annex A, before voting on whether to approve the merger agreement. In addition, we incorporate by reference important business and financial information about us into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions described in "Where You Can Find More Information."

The Parties to the Merger Agreement
(page 7)

  ChemFirst Inc.
  ChemFirst Inc.
  700 North Street
  Jackson, Mississippi 39202-3095
  (601) 948-7550

        ChemFirst, a Mississippi corporation, is a global supplier of electronic chemicals and materials to the semiconductor industry and specialty intermediates for polyurethane and other applications.

        Our common stock is traded on The New York Stock Exchange under the symbol "CEM."

  E. I. du Pont de Nemours and Company
  E. I. du Pont de Nemours and Company
  1007 Market Street
  Wilmington, Delaware 19898
  (302) 774-1000

        Based in Wilmington, Delaware, DuPont delivers science-based solutions for markets that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation.

        DuPont's common stock is traded on The New York Stock Exchange under the symbol "DD."

  Purple Acquisition Corporation
  Purple Acquisition Corporation
  c/o E. I. du Pont de Nemours and Company
  1007 Market Street
  Wilmington, Delaware 19898
  (302) 774-1000

        Purple Acquisition Corporation is a Mississippi corporation and a wholly owned subsidiary of DuPont, formed solely for the purpose of facilitating the merger.

The Special Meeting (page 8)

  •
  Date, Time and Place (page 8). The special meeting will take place on [•], 2002, at [•][a.m.] [p.m.], local time, at [•].

  •
  Record Date and Shares Entitled to Vote; Quorum (page 8). The record date for determining the holders of shares of our common stock entitled to notice of, and to vote at, the special meeting is [•], 2002. On the record date, [•] shares of our common stock were outstanding and entitled to vote on the proposal to approve the merger agreement. The presence, in person or by proxy, of shares representing at least a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

  •
  Vote Required (page 8). For the merger agreement to be approved, the number of votes cast favoring approval of the merger agreement must exceed the number of votes cast opposing approval of the merger agreement at a meeting at which a quorum exists. Each share of our common stock is entitled to one vote.

  •
  Procedures for Voting (page 8). You may vote shares you hold of record in either of two ways:

  •
  by completing and returning the enclosed proxy card, or

  •
  by voting in person at the special meeting.

    If you hold shares of our common stock in "street name" through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.

  •
  Voting of Proxies (page 9). Shares of common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted FOR approval of the merger agreement.

  •
  Revocability of Proxies (page 9). Your proxy may be revoked at any time before it is voted. If you complete and return the enclosed proxy card but wish to revoke it, you must either (1) send a later-dated proxy card relating to the same shares to our Secretary at or before the special meeting, (2) file with our Secretary a written, later-dated notice of revocation or (3) attend the special meeting and vote in person. Please note that your attendance at the meeting will not, by itself, revoke your proxy.

Reasons for the Merger; Recommendation of Our Board of Directors (page 13)

        Our board of directors has unanimously adopted the merger agreement, approved the transactions contemplated by the merger agreement and determined that it is in the best interests of our shareholders that we enter into the merger agreement and complete the merger on the terms and subject to the conditions set forth in the merger agreement and that the merger consideration is fair to our shareholders. Our board of directors unanimously recommends that shareholders vote FOR approval of the merger agreement.

Opinion of Financial Advisor (page 15)

        In connection with the proposed merger, our financial advisor, Credit Suisse First Boston Corporation delivered to our board of directors an opinion as to the fairness, from a financial point of view, of the $29.20 per share merger consideration to be received by holders of our common stock. The full text of Credit Suisse First Boston's written opinion, dated July 23, 2002, is attached to this proxy statement as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on Credit Suisse First Boston's review. Credit Suisse First Boston's opinion is addressed to our board of directors and does not constitute a recommendation to any shareholder as to any matters relating to the merger.

Certain United States Federal Income Tax Consequences (page 23)

        The receipt of cash for shares pursuant to the merger will be a taxable transaction for United States federal income tax purposes and possibly for state, local and foreign income tax purposes as well. In general, a shareholder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the shares exchanged for cash pursuant to the merger. If the shares exchanged constitute capital assets in the hands of the shareholder, such gain or loss will be capital gain or loss. In general, capital gains recognized by an individual will be subject to a maximum United States federal income tax rate of 20% if the shares were held for more than one year, and if held for one year or less they will be subject to tax at ordinary income tax rates.

        Because the tax consequences of the merger are complex and may vary depending on your particular circumstances, we recommend that you consult your tax advisor concerning the federal (and any state, local or foreign) tax consequences to you of the merger.

Antitrust Matters and Governmental Approvals (page 45)

        The completion of the merger is subject to expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to in this proxy statement as the HSR Act, and the rules and regulations promulgated thereunder, and the Federal Republic of Germany's Act Against Restraints of Competition 1957 (GWB).

Interests of Certain Persons in the Merger (page 24)

        When considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers have interests that are different from, or in addition to, yours. These interests include, among others, the payment of benefits to some of our executive officers upon the termination of their employment, acceleration of benefits for directors and executive officers and provision of additional benefits upon the completion of the merger, potential acceleration of stock options held by our directors and executive officers upon the completion of the merger, and insurance and indemnification of our directors and executive officers against certain liabilities both before and after the merger.

Appraisal Rights (page 29)

        ChemFirst shareholders are not entitled to appraisal rights in connection with the merger.

Conditions to the Merger (page 41)

        The completion of the merger depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

  •
  the approval of the merger agreement by our shareholders;

  •
  expiration or termination of the applicable waiting periods under the HSR Act and Federal Republic of Germany's Act Against Restraints of Competition 1957 (GWB), the initial waiting periods with respect to which are scheduled to expire on September 3, 2002 and September 2, 2002, respectively, and the obtaining or making of any necessary consents, approvals and filings required under other foreign antitrust laws;

  •
  absence of any legal restraint preventing the merger;

  •
  accuracy of the parties' representations and warranties in the merger agreement; and

  •
  the performance by each party of its obligations under the merger agreement in all material respects.

        The obligations of DuPont and Purple Acquisition Corporation to complete the merger are also subject to there being no pending proceeding by any governmental entity challenging the merger or seeking, among other things, to prohibit or limit the ownership or operation by us, DuPont or our and their affiliates of our or their respective businesses or assets as a result of the merger.

Termination of the Merger Agreement (page 42)

        We and DuPont may mutually agree to terminate the merger agreement.

        Either we or DuPont may terminate the merger agreement if:

  •
  the merger is not completed by December 31, 2002, or March 31, 2003 under specified circumstances;

  •
  any party receives notice from a governmental entity of its intent to take legal action to prevent the merger;

  •
  a legal restraint initiated by a governmental entity preventing the merger is in effect or a legal restraint initiated by any other person is in effect and has become final and nonappealable;

  •
  shareholder approval of the merger agreement is not obtained at the special meeting or adjournment or postponement of the special meeting; or

  •
  the other party materially breaches any of its representations, warranties, covenants or other agreements in the merger agreement, which breach is incurable or is not cured within 30 days of written notice of the breach.

        DuPont may terminate the merger agreement if our board of directors withdraws or adversely modifies its recommendation that our shareholders vote to approve the merger agreement.

        Prior to obtaining shareholder approval of the merger agreement, we may terminate the merger agreement in connection with entering into an acquisition agreement in response to a superior proposal after paying a $12.5 million termination fee.

Termination Fee (page 43)

        We are required to pay DuPont a termination fee of $12.5 million:

  •
  if

  •
  a takeover proposal or announced intention to make a takeover proposal is outstanding at the date of the special meeting; and

  •
  the merger agreement is terminated by us or DuPont

  •
  as a result of the merger not occurring by December 31, 2002 (or March 31, 2003 under specified circumstances) without shareholder approval of the merger agreement having been obtained; or

  •
  as a result of lack of shareholder approval of the merger agreement at the special meeting;

      and

    •
    within 12 months thereafter we enter into an acquisition agreement with respect to, or consummate, a takeover proposal; or

  •
  if DuPont terminates the merger agreement because our board of directors withdraws or adversely modifies its recommendation that our shareholders vote to approve the merger agreement; or

  •
  if, prior to obtaining shareholder approval of the merger agreement, we terminate the merger agreement in connection with entering into an acquisition agreement in response to a superior proposal.

Shareholder Agreement (page 29)

        As a condition to its entering into the merger agreement, DuPont required that J. Kelley Williams, our Chairman and Chief Executive Officer, individually and as Trustee of the J. Kelley Williams Revocable Trust U/A/D 7/12/91, together with his wife, as Trustee of the Jean P. Williams Revocable Trust U/A/D 7/12/91, and two entities through which Mr. Williams holds shares of our common stock, enter into a shareholder agreement with DuPont agreeing to vote shares representing approximately 8.4% of the outstanding shares of our common stock in favor of approval of the merger agreement.

Additional Information (page 50)

        If you have questions about the merger or if you would like additional copies of this proxy statement or the proxy card, you should call our proxy solicitor, Georgeson Shareholder Communications Inc., toll free at 1-800-327-8034.

THE PARTIES TO THE MERGER AGREEMENT

ChemFirst Inc.

        We are a Mississippi corporation and a global supplier of electronic chemicals and materials to the semiconductor industry and specialty intermediates for polyurethane and other applications.

        Our principal executive office is located at 700 North Street, Jackson, Mississippi 39202-3095, and our telephone number is (601) 948-7550.

        We operate our business in two segments:

  •
  electronic and other speciality chemicals, which involves the production of specialty chemicals for use by others in electronic, agricultural, pharmaceutical, polymer and photosensitive applications; and

  •
  polyurethane chemicals, which involves the production of aniline and nitrobenzene.

The portion of our electronic and other specialty chemicals segment that involves the production at our facility in Pascagoula, Mississippi of nitrotoluenes and their various derivatives is referred to in this proxy statement as our FCC Continuous Specialties business. The remainder of the electronic and other specialty chemicals segment is referred to in this proxy statement as our Electronic Chemicals business. The principal product of our polyurethane chemicals segment is aniline, produced at facilities in Baytown, Texas and Pascagoula.

        Our common stock is traded on The New York Stock Exchange under the symbol "CEM."

E. I. du Pont de Nemours and Company

        Based in Wilmington, Delaware, DuPont delivers science-based solutions for markets that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation.

        The principal executive office of DuPont is located at 1007 Market Street, Wilmington, Delaware 19898, and its telephone number is (302) 774-1000.

        DuPont's common stock is traded on The New York Stock Exchange under the symbol "DD."

Purple Acquisition Corporation

        Purple Acquisition Corporation is a Mississippi corporation and a wholly owned subsidiary of DuPont. Purple Acquisition Corporation was formed solely for the purpose of facilitating the merger.

        The mailing address of Purple Acquisition Corporation's principal executive office is c/o E. I. du Pont de Nemours and Company, 1007 Market Street, Wilmington, Delaware 19898, telephone number: (302) 774-1000.

THE SPECIAL MEETING

Date, Time and Place

        We are furnishing this proxy statement to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the special meeting to be held on [•], 2002, [•] [a.m.] [p.m.], local time, at [•], and at any adjournments or postponements of the special meeting. This proxy statement, the attached notice of special meeting and the accompanying proxy card are first being sent or given to our shareholders on or about [•], 2002.

Matters to Be Considered

        At the special meeting, holders of record of our common stock as of the close of business on [•], 2002 will consider and act on a proposal to approve the Agreement and Plan of Merger dated as of July 23, 2002, as amended, among ChemFirst, DuPont and Purple Acquisition Corporation, pursuant to which, upon the merger becoming effective, each share of common stock, par value $1.00 per share, of ChemFirst will be converted into the right to receive $29.20 in cash, without interest. No other business will be transacted at the special meeting other than possible postponements or adjournments of the special meeting.

Record Date and Shares Entitled to Vote; Procedures for Voting; Quorum

        Our board of directors has fixed the close of business on [•], 2002 as the record date for determining the holders of shares of our common stock who are entitled to notice of, and to vote at, the special meeting. A shareholders' list will be available for inspection by any shareholder beginning two (2) business days after the notice of the special meeting is given and continuing through the special meeting. As of the record date, [•] shares of common stock were issued and outstanding. You are entitled to one vote for each share of common stock that you hold as of the record date.

        If you are a record holder of shares of our common stock on the record date, you may vote those shares of our common stock in person at the special meeting or by proxy as described below under "—Voting of Proxies." If you hold shares of our common stock in "street name" through a broker or other financial institution, you must follow the instructions provided by the broker or other financial institution regarding how to instruct it to vote those shares.

        The presence, in person or by proxy, of shares representing at least a majority of the votes entitled to be cast, is necessary to constitute a quorum for the transaction of business at the special meeting. Broker non-votes, which result when beneficial owners of the shares held in "street name" fail to provide voting instructions to the financial institutions holding their shares, and abstentions will be treated as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the shareholder vote with respect to approval of the merger agreement.

Vote Required

        Under Mississippi law and our amended and restated articles of incorporation, we are required to submit the merger agreement to our shareholders for approval. For the merger agreement to be approved, the number of votes cast favoring approval of the merger agreement must exceed the number of votes cast opposing approval of the merger agreement at a meeting at which a quorum exists.

        As of the record date, our directors and executive officers and their affiliates held and were entitled to vote approximately [•]% of the outstanding shares of our common stock. Mr. Williams, individually and as Trustee of the J. Kelley Williams Revocable Trust U/A/D 7/12/91, has agreed, together with his wife, as Trustee of the Jean P. Williams Revocable Trust U/A/D 7/12/91, and two entities through which Mr. Williams holds shares of our common stock, under the terms of a shareholder agreement to vote shares representing approximately 8.4% of the outstanding shares of our common stock in favor of approval of the merger agreement. See "The Merger—Shareholder Agreement." Each of our directors and executive officers has indicated that he intends to vote all of his shares over which he has voting control in favor of approval of the merger agreement. These shares, including those to be voted in accordance with the shareholder agreement, represent approximately [•]% of the outstanding shares of our common stock. For information with respect to the beneficial ownership of our common stock by our directors and executive officers, please see "Beneficial Ownership of ChemFirst Common Stock."

Voting of Proxies

        Shareholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. Shares of common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies as to the proposal to approve the merger agreement and in accordance with the judgment of the persons named in the proxies on all other matters that may properly come before the special meeting. Shares of common stock represented by properly executed proxies for which no instruction is given on the proxy card will be voted FOR approval of the merger agreement.

        If the special meeting is postponed or adjourned, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as these proxies would have been voted at the original convening of the special meeting (except for any proxies that previously have been revoked or withdrawn effectively), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

        Your vote is important. Please return your marked proxy card promptly so your shares can be represented at the special meeting, even if you plan to attend the meeting in person. Please do not send your ChemFirst common stock certificates now. As soon as reasonably practicable after the effective time of the merger, the paying agent will mail a letter of transmittal to you. You should send your stock certificates only in compliance with the instructions that will be provided in the letter of transmittal.

Revocability of Proxies

        You may revoke your proxy at any time prior to the time it is voted at the meeting. You may revoke your proxy by:

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  executing a later-dated proxy card relating to the same shares and delivering it to our Secretary before the taking of the vote at the special meeting;

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  filing with our Secretary, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy card; or

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  attending the special meeting and voting in person (although attendance at the special meeting will not, in and of itself, revoke a proxy).

        Any written revocation or subsequent proxy card should be delivered to ChemFirst Inc., 700 North Street, Jackson, Mississippi 39202-3095, Attention: Secretary, or hand delivered to our Secretary or his representative before the taking of the vote at the special meeting.

Proxy Solicitation

        We will bear the expenses incurred in connection with printing and filing this proxy statement and soliciting proxies for the special meeting. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record. We have retained Georgeson Shareholder Communications Inc. to assist us in the solicitation of proxies using the means referred to above, and Georgeson will receive fees of up to approximately $6,000, plus reimbursement of out-of-pocket expenses.

THE MERGER

Background of the Merger

        In the years following the disposition of our fertilizer business in 1996 in connection with the formation of ChemFirst as an independent, public company, we sought to increase shareholder value by (1) reinvesting strong cash flows from our polyurethane business in research, product development and facilities for performance chemicals and materials for the semiconductor industry, (2) repurchasing shares of our common stock and (3) further simplifying our portfolio of businesses. In pursuing this strategy, we engaged in a number of transactions, including the disposition of our engineered products and services operation in December 1999, our steel operation in February 2000 and our custom and fine chemical business in June 2001. In 1999, our board of directors and senior management, with the assistance of our legal and financial advisors, reviewed and considered other strategic alternatives, including potential business combinations or disposition transactions involving ChemFirst as a whole, as well as potential acquisitions, combinations, joint ventures or other alliances with other companies. We contacted third parties to solicit their interest in possible transactions with us. No potential transactions were pursued beyond exploratory discussions due to strategic, financial and other considerations.

        In August 2001, representatives of DuPont contacted Credit Suisse First Boston, our financial advisor, on an unsolicited basis expressing interest in a possible transaction, with particular interest in our electronic chemicals business. After discussions with representatives of DuPont in which we indicated that we were not interested in a transaction involving only a portion of our business, DuPont indicated that it would further review publicly available information to determine the possibility of a transaction involving ChemFirst in its entirety. Periodic discussions were held with DuPont concerning a possible transaction while DuPont conducted this review.

        On November 6, 2001, we and DuPont entered into a confidentiality agreement to assist DuPont in due diligence review and assessment of a possible transaction. Shortly thereafter, we furnished DuPont with non-public business and financial information. At a November 20, 2001 meeting of our board of directors, Mr. Williams reported briefly on DuPont's expression of interest.

        From November 2001 through February 2002, our representatives and DuPont continued to hold exploratory discussions. On February 13, 2002, representatives of DuPont met with and received a presentation from our senior management. At a February 19, 2002 meeting of our board of directors, Mr. Williams updated our board of directors on the status of DuPont's interest. Our board of directors approved continued discussions with DuPont.

        On March 4, 2002, we received from DuPont a non-binding preliminary indication of interest for an acquisition of our common stock "at about $30 per share." The indication of interest was contingent on the completion of DuPont's due diligence review and our granting to DuPont exclusivity during its due diligence review and negotiation of a definitive agreement.

        On March 5, 2002, R. Michael Summerford, our President and Chief Operating Officer, spoke with Robert M. Reardon, Director, Mergers & Acquisitions, of DuPont, to discuss DuPont's indicated price. Subsequently, in a conference call with DuPont on April 4, 2002, our representatives reviewed updated 2002 forecasts with DuPont to provide justifications for a higher price. As a result of further negotiations in mid-April 2002, DuPont, through Merrill Lynch, Pierce, Fenner & Smith Incorporated, its financial advisor, indicated that it might be willing to increase its indicated price by approximately $0.50 or more per share, subject to further due diligence.

        On April 22, 2002, our board of directors convened a special meeting for the purpose of discussing the potential transaction with DuPont. At the meeting, our board of directors reviewed the discussions with DuPont, alternatives to the proposed transaction, various legal and financial considerations and other relevant information. Our board of directors approved continued discussions and efforts to increase DuPont's price. In subsequent discussions, Merrill Lynch indicated that DuPont was currently considering a price of $30.50 per share, but that the current working team might consider recommending to senior management a price of up to $32 per share, subject to further due diligence and valuation work.

        On May 7, 2002, Credit Suisse First Boston reported that Merrill Lynch had informed Credit Suisse First Boston that DuPont's acquisition team had reviewed the proposed transaction with DuPont's senior management and that DuPont was prepared to move forward with a transaction at a price of up to $30.50 per share, subject to further due diligence. On May 8, 2002, Messrs. Summerford and Reardon discussed DuPont's suggested offer price of up to $30.50 per share. On May 10, 2002, in a letter to us, DuPont reaffirmed its preliminary indication of interest with respect to an acquisition "for cash up to a value of $30.50" with no requirement of exclusivity. On May 14, 2002, to provide a basis for more detailed negotiations as discussions progressed, we delivered to DuPont a draft merger agreement. DuPont continued its detailed due diligence review of our business and conducted site visits at our facilities.

        On June 20, 2002, DuPont delivered to us a new draft merger agreement and a draft shareholder agreement that included a requirement for Mr. Williams to vote his shares of our common stock in favor of the merger. Over the course of the next several weeks, we, DuPont and our respective legal advisors conducted further negotiations regarding the merger and the terms of the merger agreement. The negotiations focused primarily on (1) mutually agreeable merger consideration, (2) the restrictions on our ability to contact and engage in discussions with other potential acquirors, (3) the actions that we would be prohibited from taking, other than in the ordinary course of business, prior to the effective time of the merger, (4) the provisions for termination of the merger agreement, (5) the circumstances under which a termination fee would be payable and the amount of the fee, (6) regulatory considerations relating to the proposed merger and (7) the structure of the transaction as a one-step merger instead of a tender offer followed by a merger.

        From early October 2001 through June 2002, during the period in which discussions with DuPont were continuing, Mr. Williams, other members of our senior management and our financial advisor engaged in preliminary discussions with several other companies concerning the possibility of their exploring a potential transaction with us. In connection with these discussions, we entered into new confidentiality agreements or extensions of existing confidentiality agreements with three parties. Two of these parties received non-public business and financial information about us and held due diligence discussions with our senior management and other representatives. Discussions with these two parties, each of which had indicated interest only in a portion of our business, ultimately did not progress. The third party also received non-public business and financial information concerning us and undertook a more extensive due diligence review, met with, and received a presentation from, our senior management and conducted site visits at a number of our facilities. Following this due diligence process, the third party was requested to submit a formal written offer to us. The third party indicated orally through its financial advisor that it would be interested in the possibility of making a proposal to acquire us at a per share price approximating the then current trading price range of our common stock of between $26 and $28 per share. The third party also indicated that it could potentially reach a valuation approaching $30 per share subject to further due diligence and satisfactory resolution of issues regarding the terms of one of our long-term supply contracts. The third party further indicated that the consideration offered in a transaction would likely include both stock and cash. In follow-up discussions with Mr. Williams, the third party's chief executive officer advised that their best case scenario would not support a price above $30 per share. The chief executive officer also made clear that establishing a valuation higher than the current trading price of our common stock would require satisfactory resolution of the issues regarding the long-term supply contract. Based on these conditions, discussions with the third party were terminated.

        On July 15, 2002, DuPont informed us that it had approved an acquisition of us at a reduced proposed offer price of $29.00 per share. As justification for the reduction from its earlier indication of $30.50 per share, DuPont cited a reassessment of its valuation model, subsequent due diligence and an error in its valuation of outstanding stock-based awards under our employee benefits plan. After negotiation, DuPont agreed on July 19, 2002 to increase its proposed offer price to $29.20 per share. Mr. Reardon informed Mr. Summerford that the proposed price of $29.20 per share would be DuPont's best and final offer.

        Our board of directors met on July 23, 2002 with our management and legal and financial advisors to consider the proposed merger. Members of our senior management discussed with our board of directors their views and assessments regarding the proposed merger and alternatives. Among other matters discussed, management and board members reviewed our prior activities in pursuing strategic alternatives, including discussions with parties other than DuPont. Our board of directors noted that the third party with which we had held detailed discussions had conditioned its interest on resolving issues regarding the terms of one of our long-term supply contracts; that the price of the third party's stock, which would likely be part of the consideration in a transaction, had declined by approximately 14%; that discussions with the third party had terminated; and that the third party had made no further expression of interest.

        Our outside legal counsel reviewed in detail the principal terms and conditions of the proposed DuPont merger agreement and relevant aspects of applicable law regarding the fiduciary duties of our board of directors. Our board of directors reviewed and considered, among other things, the sufficiency of the merger consideration, the fact that our obligations to complete the merger are subject to obtaining antitrust clearances, the other principal terms of the draft merger agreement and the satisfactory resolution of what had been the most significant unresolved issues in the negotiation of the merger agreement. Credit Suisse First Boston reviewed with the board its financial analysis of the merger consideration and delivered to our board of directors its opinion to the effect that, as of July 23, 2002 and based on and subject to the matters described in its opinion, the $29.20 per share cash consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders. After full discussion, our board of directors determined that it was in the best interests of our shareholders that we enter into the merger agreement and complete the merger on the terms and conditions set forth in the merger agreement and that the merger consideration was fair to our shareholders.

        DuPont had conditioned its merger proposal on Mr. Williams, individually and as Trustee of the J. Kelley Williams Revocable Trust U/A/D 7/12/91, together with his wife, as Trustee of the Jean P. Williams Revocable Trust U/A/D 7/12/91, and two entities through which Mr. Williams holds shares of our common stock, entering into a shareholder agreement with DuPont agreeing to vote shares representing approximately 8.4% of the outstanding shares of our common stock in favor of approval of the merger agreement. Mr. Williams, in turn, required as a condition to the execution of the shareholder agreement that we enter into a letter agreement to indemnify him and the other parties entering into the shareholder agreement with DuPont against judgments, expenses and amounts paid in settlement in connection with claims arising out of or relating to the shareholder agreement. Accordingly, our board of directors adopted the merger agreement, approved the transactions contemplated by the merger agreement and approved the execution of the indemnification letter agreement.

        We, DuPont and Purple Acquisition Corporation executed the merger agreement shortly after the close of trading on The New York Stock Exchange on July 23, 2002. Later that afternoon, we and DuPont issued a joint press release publicly announcing the proposed merger.

Purpose and Effects of the Merger

        The principal purpose of the merger is to enable DuPont to own all of the equity interest in us and afford our shareholders the opportunity, upon completion of the merger, to receive a cash price for their shares that represents a significant premium over the market price at which the shares traded prior to the announcement of the merger. The merger will be accomplished by merging a wholly owned subsidiary of DuPont with and into us, and we will become the surviving corporation.

        The merger will terminate all equity interest in us held by our shareholders and DuPont will be the sole beneficiary of our earnings and growth following the merger. Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and is listed for trading on The New York Stock Exchange under the symbol "CEM." Upon the completion of the merger, our common stock will be delisted from The New York Stock Exchange and registration of our common stock under the Exchange Act will be terminated.

        As a result of the completion of the merger, as a shareholder, you will receive $29.20 for each share of our common stock that you own at the effective time of the merger. Each holder of each option to purchase our common stock will receive an amount in cash equal to the excess of the merger consideration over the exercise price per share of our common stock subject to the option, multiplied by the number of shares of our common stock subject to the option, plus, for some options granted before August 22, 1995, certain additional payments in accordance with our existing company policy. Rights under our compensation and benefit plans that are measured by the value of our common stock, other than options, generally will be converted into a fully-vested right to receive cash in an amount equal to the product of the merger consideration and the number of shares of our common stock subject to the right (as the amount may be adjusted, as applicable, for future earnings and losses). Each option to purchase our convertible subordinated debentures, in connection with the merger, will be canceled effective immediately prior to the effective time of the merger, and each holder of a debenture option will be entitled to receive an amount in cash equal to the excess of the merger consideration over the exercise price per convertible subordinated debenture subject to the option, multiplied by the number of debentures subject to the option.

        If the merger agreement is not approved by our shareholders, or any other condition to the merger is not satisfied or waived, including the necessary governmental clearances, the merger will not be completed. In such an event, you will not receive any cash or other consideration from the merger.

Reasons for the Merger; Recommendation of Our Board of Directors

        Our board of directors has unanimously adopted the merger agreement and determined that it is in the best interests of our shareholders that we enter into the merger agreement and complete the merger on the terms and subject to the conditions set forth in the merger agreement and that the merger consideration is fair to our shareholders.

        In reaching its decision to adopt the merger agreement and to recommend that our shareholders vote to approve the merger agreement, our board of directors considered a number of factors, including the following:

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  Market Price and Premium. Our board of directors considered the relationship of the merger consideration to the historical market prices for our common stock. In particular, our board of directors considered the fact that the merger consideration would provide a premium of approximately 28% to our shareholders based on the closing per share price of our common stock on July 23, 2002, the last trading day prior to the signing of the merger agreement. Our board of directors also considered the fact that $29.20 per share was approximately 99% of the historical high closing per share price of our common stock of $29.48.

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  Our Business, Condition and Prospects. Our board of directors considered information with respect to our financial condition, results of operations, business, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions. Our board of directors also reviewed our prospects if we were to remain independent, including the risks inherent in remaining independent, and the prospect of us going forward as an independent company. Further, our board of directors explored the possible alternatives to the merger (including the possibility of continuing to operate as an independent entity), the range of possible benefits to our shareholders of these alternatives and the timing and likelihood of accomplishing the goal of any of these alternatives.

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  Form of Merger Consideration. Our board of directors considered the cash only merger consideration to be received by our shareholders. Our board considered the desirability of the liquidity and certainty of value that an all-cash transaction would afford our shareholders.

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  Transaction Structure. Our board of directors also considered the structure of the merger. Our operations are composed of two major distinct lines of business: the electronic chemicals business and the polyurethane business. After carefully assessing the advantages and disadvantages of the strategic options available to us, our board of directors concluded that a merger or acquisition of our entire company would provide the greatest value to our shareholders.

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  Ability to Accept Superior Proposal Upon Payment of Termination Fee. Our board of directors considered that, under the merger agreement, we would be able to terminate the merger agreement in order to enter into an alternative transaction in response to a superior proposal, although our ability to enter into alternative transactions would be restricted in that we could not solicit competing offers and would be required to pay a $12.5 million termination fee in connection with accepting a superior proposal.

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  Potential Risks. Our board of directors also considered a number of potential risks, as well as related mitigating factors, in connection with its evaluation of the merger. These risks included the potential diversion of management resources from operational matters and the opportunity costs associated with the proposed merger prior to the completion of the merger. In weighing this factor, however, our board of directors considered the flexibility afforded by the interim operating covenants in the merger agreement, relating, for example, to acquisitions, capital expenditures, indebtedness and continued regular dividend payments. Other risks considered by our board of directors include the possibility that:

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  the merger might not be completed as a result of failure to receive regulatory approvals or otherwise, which could result in significant distractions of our employees and increased expenses in attempting to complete the merger;

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  we would be required to conduct our business only in the ordinary course consistent with past practice and subject to operational restrictions prior to the completion of the merger; and

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  we would be required to pay a $12.5 million termination fee if the merger agreement were terminated under specified circumstances and we later agreed to or consummated a takeover proposal.

    In the judgment of our board of directors, however, these potential risks were more than offset by the potential benefits of the merger discussed above.

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  Opinion of Our Financial Advisor. Our board of directors considered Credit Suisse First Boston's financial presentation dated July 23, 2002, including its opinion to our board of directors as to the fairness, from a financial point of view and as of July 23, 2002, of the $29.20 per share merger consideration to be received by the holders of our common stock, as more fully described below in "Opinion of Financial Advisor."

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  Additional Considerations. In the course of its deliberations on the merger, our board of directors consulted with members of our senior management and our legal, financial, accounting and tax advisors on various legal, business and financial matters. Additional factors considered by our board of directors in determining whether to approve the merger agreement included: (1) the current and historical market price of our common stock; (2) the uncertainty of an alternative transaction that would yield a superior value to our shareholders; (3) the terms and conditions of the merger agreement; (4) the current industry, economic and marketplace conditions and trends; (5) the likelihood and anticipated timing of receipt of required regulatory approvals; (6) the expectation that DuPont will continue, following the merger, to support community activities in the geographic areas of our business activity; (7) the expectation that DuPont would provide job opportunities through business growth, as well as various commitments of DuPont in the merger agreement with respect to contractual benefits and compensation obligations to employees of the surviving corporation; (8) DuPont's reputation as a good employer providing workers with both stable employment and opportunities for advancement; (9) the existence of severance benefits under our severance policies for those of our employees that may be terminated in connection with the merger; and (10) its view, based on its knowledge and beliefs regarding the current and prospective environment in which we operate, as to the difficult conditions facing specialty chemical companies in competing with diversified chemical companies having substantially greater resources, and as to the advantages of becoming part of a larger, well-capitalized company.

        In addition, our board of directors considered the interests of our directors and executive officers described in "The Merger—Interests of Certain Persons in the Merger." Our board of directors noted that those interests are based primarily on contractual arrangements that were in place prior to the negotiation of the merger agreement and concluded that the judgment and performance of our directors and executive officers would not be impaired by those interests.

        The above discussion is not intended to be exhaustive, but we believe it addresses the material information and factors considered by our board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the amount of information considered, our board of directors did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of our board of directors may have given different weights to different factors.

        Our board of directors has unanimously adopted the merger agreement and unanimously recommends that our shareholders vote FOR approval of the merger agreement.

Opinion of Financial Advisor

        Credit Suisse First Boston has acted as our exclusive financial advisor in connection with the merger. We selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, reputation and familiarity with us and our businesses. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        In connection with Credit Suisse First Boston's engagement, we requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of our common stock of the consideration provided for in the merger. On July 23, 2002, at a meeting of our board of directors held to evaluate the merger, Credit Suisse First Boston rendered to our board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated July 23, 2002, to the effect that, as of that date and based on and subject to the matters described in its opinion, the $29.20 per share merger consideration to be received by holders of our common stock was fair, from a financial point of view, to such holders.

        The full text of Credit Suisse First Boston's written opinion, dated July 23, 2002, to our board of directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B and is incorporated into this proxy statement by reference. Holders of our common stock are encouraged to read this opinion carefully and in its entirety. Credit Suisse First Boston's opinion is addressed to our board of directors and relates only to the fairness, from a financial point of view, of the merger consideration. It does not address any other aspect of the proposed merger or any related transactions and does not constitute a recommendation to any shareholder as to any matter relating to the merger. The summary of Credit Suisse First Boston's opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and publicly available business and financial information relating to us. Credit Suisse First Boston also reviewed certain other information relating to us and our businesses, including financial forecasts, provided to or discussed with Credit Suisse First Boston by us and met with our management to discuss our businesses and prospects. Credit Suisse First Boston considered our financial and stock market data and compared those data with similar data for other publicly held companies in businesses similar to ours, and considered, to the extent publicly available, the financial terms of other business combinations and transactions effected or announced. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

        In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects. With respect to financial forecasts relating to us, Credit Suisse First Boston was advised and assumed that the forecasts, including related adjustments, were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to the future financial performance of us and our businesses. Credit Suisse First Boston assumed, with our consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the proposed merger, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on the proposed merger and that the merger would be completed in accordance with the terms of the merger agreement, without waiver, amendment or modification of any material term, condition or agreement.

        Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of us or our businesses, and Credit Suisse First Boston was not furnished with any evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston's opinion. Although Credit Suisse First Boston evaluated the merger consideration from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined between us and DuPont. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies that might have been available to us, and also did not address our underlying business decision to proceed with the merger. Except as described above, we imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

        In preparing its opinion to our board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. No company, business or transaction used in Credit Suisse First Boston's analyses as a comparison is identical to us, our businesses or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

        Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by our board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of our board of directors or management with respect to the merger or the merger consideration.

        The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated July 23, 2002 delivered to our board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

Sum of the Parts Analysis of ChemFirst

        Credit Suisse First Boston performed an analysis of us, referred to in this proxy statement as a sum of the parts analysis, whereby Credit Suisse First Boston derived separate enterprise reference ranges for each of our principal businesses: FCC Continuous Specialties, Baytown, Pascagoula and Electronic Chemicals. Credit Suisse First Boston derived an implied aggregate enterprise reference range for us by adding these ranges together and subtracting our capitalized corporate-level expenses. Our net cash as of June 30, 2002 was then added in order to derive an implied equity reference range for us from which an implied per share equity reference range was derived. Credit Suisse First Boston then compared this implied per share equity reference range against the per share merger consideration. Estimated financial data for us were based on internal estimates of our management. This analysis indicated the following implied per share equity reference range for us, as compared to the per share merger consideration of $29.20:

Implied Per Share Equity Reference Range For ChemFirst	Per Share Merger Consideration
$22.38 – $32.76	$29.20

        This sum of the parts analysis was based on, in the case of FCC Continuous Specialties and Electronic Chemicals, a discounted cash flow analysis, selected companies analysis and precedent transactions analysis and, in the case of Baytown and Pascagoula, a discounted cash flow analysis, as more fully described below.

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FCC Continuous Specialties.

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  Discounted Cash Flow Analysis. Credit Suisse First Boston performed a discounted cash flow analysis of FCC Continuous Specialties to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that FCC Continuous Specialties could generate over calendar years 2002 through 2012. Estimated financial data for FCC Continuous Specialties were based on internal estimates of our management. Credit Suisse First Boston derived an implied enterprise reference range for FCC Continuous Specialties by applying a range of estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, terminal value multiples of 7.5x to 8.5x to FCC Continuous Specialties' calendar year 2012 estimated EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 8.5% to 9.5%.

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  Selected Companies Analysis. Using publicly available information, Credit Suisse First Boston reviewed the market values and trading multiples of the following five selected publicly traded corporations in the specialty chemicals industry:

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  Albemarle Corporation
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  Arch Chemicals, Inc.
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  Crompton Corporation
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  Cytec Industries Inc.
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  Ferro Corporation

    All multiples were based on closing stock prices on July 19, 2002. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for FCC Continuous Specialties were based on internal estimates of our management. Credit Suisse First Boston compared enterprise values of the selected companies as a multiple of calendar year 2002 estimated EBITDA. Credit Suisse First Boston then derived an implied enterprise reference range for FCC Continuous Specialties by applying a range of selected multiples derived from the selected companies to FCC Continuous Specialties' calendar year 2002 estimated EBITDA.

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    Precedent Transactions Analysis. Using publicly available information, Credit Suisse First Boston reviewed the implied transaction value multiples paid or proposed to be paid in the following twenty-nine (29) selected transactions in the specialty chemicals industry:

Acquiror	Target
General Electric Co.	Hercules Inc. (Betz Dearborn division)
Investcorp S.A	Avecia Group plc (Stahl division)
Kemira Oyj	Vinings Chemicals, Inc.
Yule Catto & Co plc	Harlow Chemical Company
Johnson Matthey Public Limited Company	Meconic Plc
Albemarle Corporation	ChemFirst (Custom and Fine Chemicals business)
Ferro Corporation	OM Group, Inc. (Electronic Materials, Performance Pigments, Glass Systems and Cerdec Ceramics businesses)
Huntsman Corporation	Rhodia SA (European Surfactants business)
Degussa-Huels AG	Laporte plc
Sasol Ltd.	RWE AG (Condea Chemical unit)
AEA Investors Inc.	B.F. Goodrich Co. (BFGoodrich Performance Materials division)
Sovereign Specialty Chemicals, Inc.	Croda International Plc (Adhesives business)
Sovereign Specialty Chemicals, Inc.	Imperial Adhesives, Inc.
Ripplewood Holdings L.L.C.	The Royal Dutch/Shell Group of Companies (KRATON (TM) Polymers business)
Bayer AG	Sybron Chemicals Inc.
Cie de Saint-Gobain	Chemfab Corp.
Huntsman Corporation	Rohm & Haas Company (Coatings and Adhesives unit)
Apollo Management L.P.	The Royal Dutch/Shell Group of Companies (Resins & Versatics businesses)
Invitrogen Corp.	Dexter Corp.
Arch Chemicals Inc.	Hickson International Plc
Eastman Chemical Company	McWhorter Technologies, Inc.
Industri Kapital Limited	Perstorp AB
Lehman Brothers Merchant Banking Partners II L.P.	Hercules Incorporated (Hercules Food Gums Division)
Lehman Brothers Fund Merchant Banking Partners II L.P. and Hercules Incorporated	Pharmacia Corporation (Kelco Biogums business)
Spartech Corporation	High Performance Plastics, Inc., a subsidiary of Uniroyal Technology Corporation
Morgan Grenfell Private Equity, Ltd.	Ciba Specialty Chemicals A.G. (Polymers unit)
AEA Investors Inc.	Sovereign Specialty Chemicals, Inc.
Solutia Inc.	Morgan Grenfell Private Equity Ltd. (Vianova Resins business)
Investcorp S.A.	Synthetic Industries, Inc.

    All multiples for the selected transactions were based on publicly available financial information. Estimated financial data for FCC Continuous Specialties were based on internal estimates of our management. Credit Suisse First Boston compared transaction values in the selected transactions as a multiple of latest 12 months EBITDA. Credit Suisse First Boston then derived an implied enterprise reference range for FCC Continuous Specialties by applying a range of selected multiples derived from the selected transactions to FCC Continuous Specialties' calendar year 2002 estimated EBITDA.

      Based on the three analyses described above, Credit Suisse First Boston derived an estimated enterprise reference range for FCC Continuous Specialties of approximately $55.0 million to $65.0 million.

•
Baytown

  •
  Discounted Cash Flow Analysis. Credit Suisse First Boston performed a discounted cash flow analysis of Baytown to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Baytown could generate over calendar years 2002 through 2008. Estimated financial data used for Baytown were based on internal estimates of our management assuming the construction and operation of a second aniline train in the Baytown facility beginning in 2005 and the purchase by Bayer of the Baytown facilities in 2008 pursuant to a call option under Bayer's existing supply contract with us. Credit Suisse First Boston derived an implied enterprise reference range for Baytown by applying a terminal value for Baytown based on Bayer's estimated purchase price for Baytown under the terms of Bayer's call option. The present value of the cash flows and terminal value were calculated using discount rates ranging from 7.5% to 8.5%. This analysis indicated an implied enterprise reference range for Baytown of approximately $91.1 million to $95.4 million.

•
Pascagoula

  •
  Discounted Cash Flow Analysis. Credit Suisse First Boston performed a discounted cash flow analysis of Pascagoula to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Pascagoula could generate over calendar years 2002 through 2012. Estimated financial data for Pascagoula based on internal estimates of our management assuming reduced demand for Pascagoula's output during calendar years 2005 through 2012 due to the anticipated expansion of the Baytown facility. Credit Suisse First Boston derived an implied enterprise reference range for Pascagoula by applying a range of EBITDA terminal value multiples of 7.0x to 7.5x to Pascagoula's calendar year 2012 estimated EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 7.5% to 8.5%. This analysis indicated an implied enterprise reference range for Pascagoula of approximately $53.2 million to $58.5 million.

•
Electronic Chemicals

        Credit Suisse First Boston performed each of the following analyses for Electronic Chemicals under two cases, referred to as Case I and Case II, both of which were based on internal estimates of our management. The Case II estimates included adjustments to the Case I estimates based on industry outlook and discussions with our management to reflect, among other things, the potential for a slower than expected economic recovery in the semiconductor industry.

    •
    Discounted Cash Flow Analysis. Credit Suisse First Boston performed a discounted cash flow analysis of Electronic Chemicals to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Electronic Chemicals could generate over calendar years 2002 through 2012 under both Case I and Case II. Credit Suisse First Boston derived an implied enterprise reference range for Electronic Chemicals by applying a range of EBITDA terminal value multiples of 7.0x to 8.0x to Electronic Chemicals' calendar year 2012 estimated EBITDA under each case. The present value of the cash flows and terminal values for each case were calculated using discount rates ranging from 14.5% to 15.5%.

    •
    Selected Companies Analysis. Using publicly available information, Credit Suisse First Boston reviewed the market values and trading multiples of the following four selected publicly traded corporations in the electronic chemicals industry:

    •
    Photronics, Inc.
    •
    Cabot Microelectronics Corporation
    •
    DuPont Photomasks, Inc.
    •
    ATMI, Inc.

    All multiples were based on closing stock prices on July 19, 2002. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Credit Suisse First Boston compared enterprise values of the selected companies as a multiple of calendar year 2002 estimated EBITDA. Credit Suisse First Boston then derived an implied enterprise reference range for Electronic Chemicals by applying a range of selected multiples derived from the selected companies to Electronic Chemicals' calendar year 2002 estimated EBITDA under both Case I and Case II.

  •
  Precedent Transactions Analysis. Using publicly available information, Credit Suisse First Boston reviewed the implied transaction value multiples paid or proposed to be paid in the following eight selected transactions in the electronic chemicals industry:

Acquiror	Target
Ferro Corporation	OM Group, Inc. (Electronic Materials, Performance Pigments, Glass Systems and Cerdec Ceramics businesses)
Kohlberg Kravis Roberts & Co., L.P.	LaPorte plc (Pigments and Additives, Formulated Products and Compounds and Electronics divisions)
Loctite Corporation	Dexter Corporation (Electronic Materials, Adhesives and Polymer Systems businesses)
Cookson Group plc	BP Amoco PLC (Plaskon Electronic Materials business)
AlliedSignal, Inc.	Johnson Matthey Public Limited Company
Rohm & Haas Company	Morton International, Inc.
Rohm & Haas Company	LeoRonal, Inc.
Imperial Chemical Industries PLC	Acheson Industries, Inc.

    All multiples for the selected transactions were based on publicly available financial information. Credit Suisse First Boston compared transaction values in the selected transactions as a multiple of latest 12 months EBITDA. Credit Suisse First Boston then derived an implied enterprise reference range for Electronic Chemicals by applying a range of selected multiples derived from the selected transactions to Electronic Chemicals' calendar year 2002 estimated EBITDA under both Case I and Case II.

    Based on the three analyses described above, Credit Suisse First Boston derived an estimated enterprise reference range for Electronic Chemicals of approximately $170.0 million to $330.0 million.

Other Factors

        In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

  •
  the historical price performance of our common stock and the relationship between movements in our common stock and selected stock indices of companies in related industries;

  •
  the premiums implied by the per share closing price of our common stock on July 19, 2002 and the per share merger consideration relative to the per share closing price of our common stock on July 19, 2002, the high and low per share closing prices of our common stock over the 52-week period ended July 19, 2002 and the average per share closing price of our common stock for the 30-day, 180-day and one-year periods ended July 19, 2002; and

  •
  the multiples of our estimated EBITDA and revenues for calendar years 2002 and 2003 implied by the per share closing price of our common stock on July 19, 2002 and the per share merger consideration.

Miscellaneous

        We have agreed to pay Credit Suisse First Boston, upon completion of the merger, an aggregate fee for its financial advisory services currently estimated to be approximately $3.1 million. We also have agreed to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        Credit Suisse First Boston and its affiliates in the past have provided investment banking and financial services to us and DuPont and currently are providing services to DuPont unrelated to the proposed merger, for which services Credit Suisse First Boston and its affiliates have received and expect to receive compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade our securities and DuPont's securities for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

Financial Projections

        In connection with DuPont's due diligence review and during the course of our negotiations with DuPont in connection with the proposed merger, we provided DuPont with projections of our future operating performance. These projections, which we do not ordinarily make available to the public, included the following (in millions):

	Year Ended December 31
	2002	2003	2004
Revenues	$292	$350	$410
Gross Profits	87	114	141
EBITDA*	65	81	103
Earnings before interest and taxes*	46	61	81
Capital Expenditures	23	28	35

*
Excludes unallocated corporate overhead.

        These projections are included in this proxy statement only because we made them available to DuPont, and both we and DuPont wish to make the same information available to our shareholders. The inclusion of the projections should not be interpreted as suggesting that DuPont considered the projections reliable or relied on the projections in evaluating the merger. The projections should be read together with our financial statements that can be obtained from the Securities and Exchange Commission, or the SEC, as described in "Where You Can Find More Information."

        The projections were prepared for internal use only and were not prepared with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts. The projections were not intended to be a forecast of financial results and are not guarantees of performance. The projections do not purport to present operations in accordance with generally accepted accounting principles, and our independent auditors have not examined or compiled the projections.

        The projections involve risks and are based upon a variety of assumptions relating to our business, industry performance, general business and economic conditions and other matters and are subject to significant uncertainties and contingencies, many of which are beyond our and DuPont's control. Projections of this nature are inherently imprecise, and there can be no assurances that they will be realized or that actual results will not differ significantly from those described above. These projections are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. There can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. None of us, DuPont, or any of our or their affiliates or representatives has made or makes any representation to any person regarding our ultimate performance compared to the information contained in the projections, and none of them has updated or otherwise revised or intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Certain United States Federal Income Tax Consequences

General

        The following is a summary of certain United States federal income tax consequences of the merger to our shareholders whose shares are converted into the right to receive cash in the merger. The discussion does not purport to consider all aspects of United States federal income taxation that might be relevant to our shareholders. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, and existing, proposed and temporary regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effects. The discussion applies only to shareholders in whose hands shares of our common stock are capital assets within the meaning of Section 1221 of the Code and who do not own directly or through attribution 5% or more of our stock. This discussion does not apply to shares of common stock received pursuant to the exercise of employee stock options or otherwise as compensation, to shareholders who hold shares of our common stock as part of a hedging, "straddle," conversion or other integrated transaction, or to certain types of shareholders (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules. This discussion does not discuss the United States federal income tax consequences of the merger to any shareholder who, for United States federal income tax purposes, is a United States expatriate, a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax or any United States federal tax other than income tax.

        Because individual circumstances may differ, each shareholder should consult his or her own tax advisor to determine the applicability of the rules discussed below and the particular tax effects of the merger on a beneficial holder of shares of our common stock, including the application and effect of the alternative minimum tax, and any state, local and foreign tax laws and of changes in such laws.

Consequences of the Merger to ChemFirst Shareholders

        The exchange of shares of common stock for cash pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a shareholder who receives cash in exchange for shares of common stock pursuant to the merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the shares exchanged for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) exchanged for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a shareholder's holding period for such shares of common stock is more than one year at the time of completion of the merger. Capital gain recognized by an individual upon a disposition of a share of common stock that has been held for more than one year generally will be subject to a maximum United States federal income tax rate of 20% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. Certain limitations apply to the use of a shareholder's capital losses.

Information Reporting and Backup Tax Withholding

        Under the "backup withholding" provisions of United States federal income tax law, the paying agent for the merger may be required to withhold and pay over to the Internal Revenue Service a portion of the amount of any payments you receive in connection with the merger unless you (1) provide a correct taxpayer identification number (which, if you are an individual, is your social security number) and any other required information to the paying agent, or (2) are a corporation or come within certain exempt categories and, when required, demonstrate this fact and otherwise comply with applicable requirements of the backup withholding rules. If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the Internal Revenue Service. Any amount withheld as backup withholding does not constitute an additional tax and will be creditable against your United States federal income tax liability. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. You should consult with your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption. If you are a United States person (as defined for United States federal income tax purposes), you may prevent backup withholding by completing the Substitute W-9 that will be a part of the letter of transmittal mailed to you by the paying agent and submitting the completed Substitute W-9 to the paying agent when you submit your stock certificate(s) following the effective time of the merger. Foreign shareholders should complete and sign the appropriate Form W-8 (a copy of which may be obtained from the paying agent) in order to avoid backup withholding. Such shareholders should consult a tax advisor to determine which Form W-8 is appropriate. Please see the instructions in the letter of transmittal for more details.

        You are urged to consult your tax advisor with respect to the tax consequences of the merger, including the effects of applicable state, local, foreign or other tax laws.

Interests of Certain Persons in the Merger

        In considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers may be deemed to have interests in the merger that are different from, or in addition to, those of our shareholders.

Termination Agreements

        We maintain termination agreements, as amended as of February 19, 2002, with the following executive officers: Daniel P. Anderson, Max P. Bowman, Troy B. Browning, J. Steve Chustz, William B. Kemp, Mr. Williams, Mr. Summerford, James L. McArthur, Jerry P. Coder and George M. Simmons. The termination agreements provide benefits only upon a termination of an executive officer's employment (or upon disability) within three years following the month in which occurs a change in control, defined in relevant part here to include the completion of our proposed merger.

        The following benefits will be provided to each executive officer who resigns for good reason (or in the case of Mr. Williams only, for any reason) or who is terminated by ChemFirst for reasons other than cause, death or disability: (1) a cash payment equal to three times the sum of (A) his average annual base salary for the five full years preceding the year of termination and (B) the greater of his average annual bonus over either such period or the five-year period immediately preceding the change in control; (2) continued welfare benefits for a period of three years (or until the executive officer becomes eligible for welfare benefits from a subsequent employer, if earlier); (3) a pro-rated payment of all incentive compensation allocated or awarded to the executive officer; and (4) as explained below, entitlement to a payment in respect of outstanding options and other equity-based compensation awards. The benefits to the executive officers, other than Mr. Williams, will be reduced to an amount that will cause the benefits not to be treated as "excess parachute payments" under the Code if the benefits, after reduction for all applicable income and excise taxes, otherwise would not exceed such reduced amount, after reduction for all applicable income taxes, by more than $10,000. If the benefits payable to Mr. Williams are treated as parachute payments (a result we do not expect), Mr. Williams will be entitled to additional "gross-up" payments such that, on an after-tax basis, he will receive the benefits that he would have received without regard to the parachute payment tax.

        William W. Wilkison, an executive officer, would be entitled to severance benefits if he is not offered comparable employment and compensation or is terminated other than for cause during the first 12 months following the merger, if he is terminated other than for cause during the second 12 months following the merger or if, during the first 24 months following the merger, he declines an offer of continued employment conditioned upon his relocation and he is not retained as a result. These severance benefits would consist of (1) a cash payment equal to the sum of (A) one and one-half weeks of base salary multiplied by his years of service plus (B) 18 months of base salary, (2) payment on his behalf of 12 months of supplemental COBRA medical and dental premiums and (3) access to group job search assistance.

        We estimate that if the merger occurred in the fourth quarter of 2002 and the employment of all the executive officers were terminated immediately following the merger by the surviving corporation without cause, the total cash severance payments would be approximately as follows: Mr. Anderson, $507,478; Mr. Bowman, $445,043; Mr. Browning, $444,090; Mr. Chustz, $587,839; Mr. Kemp, $517,566; Mr. Williams, $2,397,815; Mr. Summerford, $1,209,828; Mr. McArthur, $356,580; Mr. Coder, $686,314; Mr. Simmons, $828,064; and Mr. Wilkison, $238,413.

        If an executive officer's severance benefits were reduced to avoid their being treated as "excess parachute payments" under the Code, additional cash amounts would be payable on the third anniversary of his termination, if during the three-year period following termination, the executive officer became eligible for welfare benefits from a successor employer and DuPont determines that an additional payment can be made at that time without causing the additional payment or any of the other benefits provided to the executive officer to be treated as an excess parachute payment within the meaning of the Code.

Acceleration of Benefits

        The merger and the other transactions contemplated by the merger agreement will result in the acceleration of benefits for directors and executive officers under our 1986 Deferred Income Plan for Employees and Directors, 1989 Deferred Compensation Plan for Outside Directors, and Directors' Retirement Plan. Under those plans, participants will be entitled upon a termination of service within two years of shareholder approval of the merger agreement to a lump-sum (or, at their election, installment) distribution of their account balance. For this purpose, the discount value used to determine the present value of benefits under the Directors' Retirement Plan will be the prime rate. Also, any share unit award attributable to deferred compensation under our long-term incentive plans will be treated as fully vested, such that the director or executive officer will be entitled to retain the deemed 15% discount in the share unit purchase price (and any appreciation on the deferral) upon termination of service without regard to the timing of or reason for the termination of service.

Amendment to Cash Bonus Program

        As to those directors or officers who are not "disqualified individuals" within the meaning of the "parachute payment" provisions of the Code, we may amend some or all of our annual cash bonus programs for the year in which the merger occurs to provide for either or both of (1) a minimum bonus for such year equal to the bonus that would have been paid for such year, consistent with past practice, but pro-rated to the date of closing, as determined by our board of directors in its sole discretion at any time before closing, and (2) payments of a bonus, consistent with past practice, to any individual whose employment is terminated by us or our affiliates without just cause at or after the closing and before the end of such year, pro-rated to the date of termination.

Pension Plan Vesting

        We will amend the Retirement Plan for Employees of ChemFirst Inc., to the extent doing so will not cause the plan to lose its tax-qualified status under the Code, to provide for full vesting of any employee, including all of our executive officers, and any key management employee, but in each case only if the employee's employment is terminated as a result of the merger within two years after the effective time of the merger.

Amendment to Benefits Restoration Plan

        Our Benefits Restoration Plan presently provides that, following a change in control, it may not be amended or terminated without the consent of all participants. We intend to amend the Benefits Restoration Plan before the merger to remove this restriction.

Company Car Policy

        Executive officers will be permitted to purchase the company car assigned to them as of the time of the merger at a fair value to be determined under an appropriate methodology.

Shareholder Agreement

        Mr. Williams, individually and as Trustee of the J. Kelley Williams Revocable Trust U/A/D 7/12/91, has, together with his wife, as Trustee of the Jean P. Williams Revocable Trust U/A/D 7/12/91, and two entities through which Mr. Williams holds shares of our common stock, entered into a shareholder agreement with DuPont in connection with the execution and delivery of the merger agreement. Under the shareholder agreement, Mr. Williams has agreed to vote designated shares of our common stock to approve the merger agreement and the merger and not to sell any of those shares, other than in the merger. The shareholder agreement relates to 1,198,664 shares of our common stock owned directly or indirectly by Mr. Williams, which represent approximately 8.4% of the outstanding shares of our common stock. DuPont required that Mr. Williams enter into the shareholder agreement as a condition to its entering into the merger agreement. No consideration was paid to Mr. Williams for his execution of the shareholder agreement, aside from the consideration to be paid to all our shareholders upon completion of the merger. See "—Shareholder Agreement."

Letter Agreement with J. Kelley Williams

        As a condition to the execution of the shareholder agreement, Mr. Williams required that ChemFirst indemnify him and the other parties entering into the shareholder agreement with DuPont against claims arising under the shareholder agreement. Accordingly, we entered into a letter agreement to indemnify Mr. Williams and each of those other parties against judgments, reasonable expenses and amounts paid in settlement with our consent in connection with claims arising out of or relating to the shareholder agreement. See "—Shareholder Agreement."

Debenture Option Letter Agreements

        Two of our directors, Messrs. William A. Percy, II and Leland R. Speed, and our former director Dr. Paul W. Murrill have entered into separate substantially identical letter agreements with us and DuPont that provide for the cancellation of options held by them to purchase our convertible subordinated debentures in exchange for a cash payment equal to the excess of the merger consideration over the exercise price of such options multiplied by the number of debenture options subject to each option. Each convertible subordinated debenture is convertible into one share of our preferred stock, which in turn is convertible into one share of our common stock. In the aggregate, these three individuals hold options to purchase 6,039 of our convertible subordinated debentures at a weighted average exercise price of $3.88 per debenture. The directors also have agreed not to sell these options to another person or entity.

Stock Options and Other Stock-Based Awards

        Under the merger agreement, each holder of an outstanding option to acquire our common stock granted under our 1988 Long-Term Incentive Plan, 1995 Long-Term Incentive Plan, 1998 Long-Term Incentive Plan or otherwise will receive a cash payment for each share subject to the option equal to the excess of the merger consideration over the exercise price per share of the option payable as soon as practicable after the effective time of the merger. All other rights under our compensation and benefit plans that are measured by the value of our common stock, such as phantom stock, which we refer to in this proxy statement as the other stock-based awards, will be converted into a fully-vested right to receive a cash payment equal to the product of the merger consideration and the number of shares of our common stock subject to these stock-based awards.

        As of August 9, 2002, the directors and executive officers of ChemFirst held stock options and other stock-based awards as follows:

Directors and Executive Officers	Number of Shares Underlying Stock Options	Weighted Average Exercise Price of Stock Options	Number of Share Equivalents Underlying Other Stock-Based Awards
Richard P. Anderson Director	12,750	$22.6805	17,422
Paul A. Becker Director	12,750	$22.6805	—
Michael J. Ferris Director	10,875	$23.4013	6,428
James E. Fligg Former Director	10,236	$23.1486	9,092
Robert P. Guyton Director	12,750	$22.6805	—
Paul W. Murrill Former Director	14,124	$19.7854	—
John F. Osborne Director	4,500	$23.5427	—
William A. Percy, II Director	14,763	$20.1171	—
Dan F. Smith Director	10,875	$23.4013	6,457
Leland R. Speed Director	14,763	$20.1171	4,250
R. Gerald Turner Director	12,750	$22.6805	4,327
J. Kelley Williams Chairman and Chief Executive Officer and Director	527,550	$21.3000	162,752
Daniel P. Anderson Vice President, Health, Safety and Environmental Affairs	74,423	$20.9488	9,437

Max P. Bowman Vice President and Chief Financial Officer	67,067	$22.5249	2,097
Troy B. Browning Controller	49,775	$21.5487	4,723
J. Steve Chustz General Counsel	160,833	$20.3946	3,438
P. Jerry Coder President of EKC Technology, Inc.	122,575	$22.5122	17,416
William B. Kemp Vice President, Human Resources	81,117	$23.6328	1,920
Scott A. Martin Former President of ChemFirst Fine Chemicals, Inc.	—	N/A	1,501
James L. McArthur Secretary and Manager, Investor Relations	33,387	$22.2642	2,643
George M. Simmons President of First Chemical Corporation	143,006	$22.6492	28,132
R. Michael Summerford President and Chief Operating Officer	356,203	$21.6985	13,163
Roger L. Van Duyne Former President of TriQuest, L.P.	12,000	$19.1407	—
William W. Wilkison* President of ChemFirst Electronic Materials L.P.	10,800	$23.5085	371

*
Excludes 6,000 unvested restricted shares granted to Mr. Wilkison, the vesting of which will not accelerate in connection with the merger.

Directors' and Officers' Indemnification and Insurance

        Pursuant to the merger agreement, all rights to indemnification for acts or omissions occurring at or prior to the effective time of the merger in favor of each current or former director and officer of ChemFirst shall survive the merger and shall not be amended, repealed or modified in any manner that would adversely affect these directors or officers. For a period of six years, the surviving corporation will maintain the run-off policy to be purchased prior to the effective time under our current directors' and officers' insurance and indemnification policy so long as the annual premium would not exceed 250% of the last annual premium payable and any pro rata return premium in connection with the purchase of the run-off policy. The surviving corporation, however, may, in lieu thereof, cause comparable coverage to be provided by a reputable insurance company so long as the material terms are no less favorable than the existing policy.

Amendment to ChemFirst Rights Agreement

        We entered into a rights agreement dated as of October 30, 1996, with KeyCorp Shareholder Services, Inc., as amended by the First Amendment to Rights Agreement, effective May 1, 1997, by and among ChemFirst, KeyCorp and The Bank of New York and the Second Amendment to Rights Agreement, effective October 1, 2001, by and among ChemFirst, The Bank of New York and American Stock Transfer & Trust Company, referred to in this proxy statement as the rights agreement. Our board of directors adopted the rights agreement and issued the rights to protect our shareholders from coercive or otherwise unfair takeover tactics. In general, the rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of the outstanding ChemFirst common stock without approval of our board of directors.

        As required in the merger agreement, we have amended our rights agreement to render the rights inapplicable to the merger or other transactions contemplated by the merger agreement and the shareholder agreement. Specifically, the amendment provides that neither DuPont nor any of its affiliates or associates shall be deemed to be the "Beneficial Owner" of, or "beneficially own," as defined in the rights agreement, any of the shares of our common stock solely as a result of the execution of the shareholder agreement or the merger agreement or the completion of the transactions contemplated thereby in accordance with the terms of the shareholder agreement and the merger agreement. The amendment ensures that none of DuPont, Purple Acquisition Corporation or any of their respective affiliates or associates is or will become an "Acquiring Person" or "Adverse Person," as defined in the rights agreement, by reason of the merger agreement, shareholder agreement, the merger or any other transaction contemplated by the merger agreement or the shareholder agreement. The amendment also ensures that the "Distribution Date," as defined in the rights agreement, will not occur by reason of the merger agreement, shareholder agreement, the merger or any other transaction contemplated by the merger agreement or the shareholder agreement.

Appraisal Rights

        Under the Mississippi Business Corporation Act, our shareholders are not entitled to appraisal rights in connection with the merger.

Shareholder Agreement

        As a condition to its entering into the merger agreement, DuPont required that Mr. Williams, individually and as Trustee of the J. Kelley Williams Revocable Trust U/A/D 7/12/91, Mr. Williams' wife, Jean P. Williams, as Trustee of the Jean P. Williams Revocable Trust U/A/D 7/12/91, and two entities, Greenup, L.P. and JKW Holdings, Inc., through which Mr. Williams holds shares of our common stock, enter into a shareholder agreement. As of the record date for the special meeting, the operative terms of the shareholder agreement covered approximately [•]% of the outstanding shares of our common stock. Under the shareholder agreement, these parties, referred to as the shareholder parties, have agreed with DuPont:

  •
  to vote in favor of the approval of the merger agreement, the merger and each of the transactions contemplated by the merger agreement; and

  •
  to vote against:

  •
  any merger agreement or merger (other than the merger agreement and the merger with DuPont), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by us;

  •
  any takeover proposal, as defined under the merger agreement, including any inquiry, proposal or offer to acquire 20% or more of our assets or outstanding shares; or

  •
  any amendment of our articles of incorporation or by-laws or other proposal, action or transaction involving us or any of our shareholders which would impede, frustrate, prevent or delay the completion of the merger or other transactions contemplated by the merger agreement or the shareholder agreement or change the voting rights of our shareholders.

        In the shareholder agreement, the shareholder parties have agreed to irrevocably grant to and appoint DuPont, Purple Acquisition Corporation and any individual designated by DuPont as their proxy to vote all the shares of our common stock subject to the shareholder agreement with respect to the matters set forth in the shareholder agreement. The shareholder parties have also agreed not to sell, transfer, pledge, assign or otherwise dispose of any of the subject shares or enter into any contract or arrangement, other than under the shareholder agreement or the merger agreement, with respect to the transfer or voting of the subject shares.

        The shareholder agreement terminates upon the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms. Termination of the shareholder agreement will not relieve the parties from any liability for any breach of the shareholder agreement prior to termination.

        As a condition to the execution of the shareholder agreement, Mr. Williams required that ChemFirst indemnify him and the other shareholder parties against claims arising under the shareholder agreement. Accordingly, we entered into a letter agreement to indemnify each of the shareholder parties against judgments, reasonable expenses and amounts paid in settlement with our consent in connection with claims arising out of or relating to the shareholder agreement.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement. The summary is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated by reference in this section of the proxy statement. We urge you to read carefully the full text of the merger agreement.

Structure and Effective Time

        The merger agreement provides that, following the approval of the merger agreement by our shareholders and the satisfaction or waiver of the other conditions to the merger, including receipt of requisite regulatory approvals, Purple Acquisition Corporation will be merged with and into us, and we will be the surviving corporation. The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Mississippi or at a later time agreed to by the parties and specified in the articles of merger.

        While we anticipate that the merger will be completed during the fourth quarter of 2002, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived. We intend to complete the merger as promptly as practicable subject to receipt of shareholder approval and all requisite regulatory approvals.

Merger Consideration

        At the effective time of the merger, each issued and outstanding share of our common stock, other than shares owned by us, DuPont or Purple Acquisition Corporation, all of which will be canceled without consideration, will be canceled and converted into the right to receive merger consideration of $29.20 in cash, without interest. Each holder of a certificate representing shares of our common stock will cease to have any voting or other rights with respect to those shares, except any right to receive merger consideration.

        Prior to the effective time of the merger, DuPont will designate a bank or trust company reasonably satisfactory to us to act as paying agent for the payment of merger consideration. At or immediately prior to the effective time of the merger, DuPont will deliver to the paying agent immediately available funds necessary for the payment of merger consideration. As soon as reasonably practicable after the effective time of the merger, the paying agent will mail a letter of transmittal to you. The letter of transmittal will tell you how to surrender your ChemFirst common stock certificates in exchange for the $29.20 per share merger consideration. Please do not send your ChemFirst common stock certificates now. You should send them only in compliance with the instructions that will be provided in the letter of transmittal. In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement and the letter of transmittal.

        Holders of common stock whose certificates are lost will be required to make an affidavit identifying the certificate or certificates as lost, stolen or destroyed and, if required by DuPont, to post a bond in a reasonable and customary amount as directed by DuPont to indemnify against any claim that may be made against DuPont with respect to the certificate or certificates.

        None of DuPont, Purple Acquisition Corporation, ChemFirst, the surviving corporation or the paying agent will be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Any cash deposited by DuPont with the paying agent that remains undistributed to the holders of certificates of our common stock for six months after the effective time of the merger must be delivered to the surviving corporation upon demand. Any holders of certificates of our common stock who have not complied with the procedures prescribed in the merger agreement can look only to the surviving corporation or DuPont for payment of their claim for the merger consideration.

        The surviving corporation, DuPont and the paying agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable to holders of shares of our common stock such amounts as are required to be withheld under any tax laws.

Stock Options

        We have agreed to take such action as may be required so that each holder of an option to purchase our common stock outstanding immediately before the merger will be entitled to receive as soon as practicable following the merger an amount in cash equal to the excess of $29.20 over the exercise price per share of our common stock subject to the option, multiplied by the number of shares of our common stock for which the option shall not have been exercised, plus, if applicable, additional payments in accordance with our existing policy regarding payments in respect of taxes incurred upon the exercise of options granted before August 22, 1995.

        Under separate letter agreements between us and DuPont, on one hand, and each of the three debenture option holders, on the other hand, each option to purchase our convertible subordinated debentures will be canceled immediately prior to the effective time of the merger and each option holder will be entitled to receive an amount in cash equal to the excess of $29.20 over the exercise price per convertible subordinated debenture subject to the option, multiplied by the number of debentures subject to the option. As of the date of this proxy statement, there were outstanding options exercisable for 6,039 convertible subordinated debentures at a weighted-average exercise price of $3.88 per debenture. The convertible subordinated debentures are convertible, indirectly, into shares of our common stock on a one-for-one basis.

Other Stock-Based Awards

        Any rights other than stock options under our compensation and benefit plans that are measured by the value of our common stock, will be converted into a fully-vested right to receive cash (adjusted for subsequent earnings and losses, as applicable, on any portion of that cash that remains invested under the terms of a plan after the effective time of the merger) in an amount equal to the product of $29.20 and the number of shares of our common stock subject to the right (except in the case of specified restricted-stock awards that will continue to be subject to vesting in accordance with their terms).

Articles of Incorporation and By-laws

        When the merger becomes effective, the articles of incorporation of Purple Acquisition Corporation, as in effect immediately prior to the effective time of the merger, will be the articles of incorporation of the surviving corporation, until thereafter changed or amended as provided therein or by applicable law. The by-laws of Purple Acquisition Corporation, as in effect immediately prior to the effective time of the merger, will be the by-laws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.

Directors and Officers

        The directors and the officers of Purple Acquisition Corporation immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation, in each case until their respective successors are duly elected and qualified.

Representations and Warranties

        The merger agreement contains representations and warranties with respect to us and our subsidiaries relating to, among other things:

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  organization, standing, corporate power, subsidiaries, capital structure and similar corporate matters;

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  authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

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  the absence of violations of organizational documents, laws or contracts and the absence of required governmental consents or approvals as a result of entering into the merger agreement or completing the merger;

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  the accuracy and completeness of the information contained in the reports and financial statements that we file with the SEC, and the compliance of our SEC filings with applicable federal securities-law requirements;

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  the accuracy and completeness of this proxy statement at the time it is mailed to our shareholders and at the time of the special meeting;

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  the conduct of our business, and the absence of material adverse change, since December 31, 2001;

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  the absence, since December 31, 2001, of specified types of distributions, changes in benefits or compensation, accounting changes or tax developments or any damage, destruction or loss that has had or would reasonably be expected to have a material adverse effect on us;

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  the absence of legal proceedings that would reasonably be expected to have a material adverse effect on us;

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  our material contracts, the enforceability of our material contracts and the performance of the parties to those contracts;

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  compliance with applicable laws and governmental orders since December 31, 2000 and the effectiveness of governmental authorizations and permits needed to conduct our business;

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  tax, environmental, labor and employment, employee welfare and benefit plan and intellectual property matters;

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  the absence of payments that would be characterized as excess parachute payments for United States federal income tax purposes;

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  the shareholder vote required to approve the merger agreement;

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  approval of the merger agreement by our board of directors for purposes of the Mississippi Shareholder Protection Act and the business combination provision of our amended and restated articles of incorporation;

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  the inapplicability of any other fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation of the State of Mississippi to the merger agreement, the merger or the other transactions contemplated by the merger agreement;

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  the inapplicability of our rights agreement to the merger agreement, the shareholder agreement and the merger;

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  the absence of undisclosed broker's fees;

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  the receipt by us of an opinion from our financial advisor; and

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  title to properties.

        The merger agreement contains customary representations and warranties by DuPont and Purple Acquisition Corporation relating to, among other things:

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  their organization, standing, corporate power and similar corporate matters;

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  the authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

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  the absence of violations of organizational documents, laws or contracts and the absence of required governmental consents or approvals as a result of entering into the merger agreement or completing the merger;

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  the accuracy and completeness of the information supplied for inclusion in this proxy statement;

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  the creation of Purple Acquisition Corporation solely for the purpose of engaging in the transactions contemplated by the merger agreement;

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  the sufficiency of funds available to DuPont to pay the merger consideration and to pay fees and expenses;

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  the absence of any ownership by them or their affiliates or associates of shares of our common stock; and

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  the absence of undisclosed broker's fees.

        The representations and warranties in the merger agreement are subject, in some cases, to specified exceptions and qualifications. All of the representations and warranties will expire at the effective time of the merger.

Covenant Relating to the Conduct of Our Business

        Except as contemplated by the merger agreement or consented to in advance in writing by DuPont, until the effective time of the merger, we have agreed that we will (and will cause our subsidiaries to) conduct business only in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and that we will (and will cause our subsidiaries to) use reasonable efforts to preserve our assets and third-party relationships. In addition, we have agreed that we will not (and will not permit any of our subsidiaries to) take any of the following actions, except as expressly contemplated by the merger agreement or disclosed to DuPont prior to the signing of the merger agreement, without DuPont's prior written consent:

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  declare, set aside or pay any dividends on, or make any distributions in respect of, our or a subsidiary's capital stock, other than (1) dividends by any wholly owned subsidiary of us to its parent, and (2) regular quarterly dividends with respect to our common stock, not in excess of $.10 per share, with usual declaration, record and payment dates and in accordance with our past dividend policy;

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  split, combine, or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock;

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  purchase, redeem or otherwise acquire any securities of us or of our subsidiaries or any rights, warrants or options to acquire any of those securities;

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  issue, deliver, sell, grant, pledge or otherwise encumber any

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  shares of our or a subsidiary's capital stock, any other voting securities or any securities convertible into, or exchangeable for, any rights, warrants or options to acquire, any of those shares of capital stock or other voting securities or convertible securities, or

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    phantom stock, phantom stock rights, stock appreciation rights or stock-based performance units other than (1) the issuance of shares of our common stock upon the exercise of stock options and other stock-based awards or the settlement of purchase rights under our employee stock purchase plan, in each case outstanding on the date of the merger agreement and (2) the granting of any rights that may arise under our employee stock purchase plan as in effect on the date of the merger agreement;

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  amend our or a subsidiary's charter or organizational documents or, except with respect to any subsidiary that was inactive as of the date of the merger agreement, alter the corporate structure or ownership of our subsidiaries or adopt a plan of liquidation, dissolution, merger, consolidation, recapitalization or other reorganization, other than the merger;

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  acquire or agree to acquire by merger or otherwise any business, business organization, or division thereof, or, except for permitted capital expenditures, any assets, other than inventory, supplies, raw materials or other immaterial assets in the ordinary course of business consistent with past practice;

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  sell, lease, license, encumber or otherwise dispose of any properties or assets, except for sales of inventory in the ordinary course of business consistent with past practice;

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  other than Yen-denominated short-term borrowings in the ordinary course of business consistent with past practice not to exceed JPY2.5 billion and borrowings to satisfy letter of credit obligations not to exceed $1 million, incur or guarantee any indebtedness for borrowed money, issue, sell or guarantee any debt securities or enter into any agreement to maintain any financial statement condition of another person;

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  make any loans, advances or capital contributions to, or investments in, persons other than us or our wholly owned subsidiaries;

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  make new capital expenditures, or incur any obligations or liabilities in connection with new capital expenditures, that are not included in our capital expenditure budget provided to DuPont prior to the date of the merger agreement or that are included in that budget but exceed $1 million on an individual basis;

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  except as required by law, pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of the merger agreement of liabilities reflected or reserved against in our audited financial statements for the year ended December 31, 2001 (for amounts not in excess of those reserves), or liabilities incurred since December 31, 2001 in the ordinary course of business consistent with past practice;

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  except as required by law, cancel any material indebtedness; waive, release, grant or transfer any claims or rights of substantial value; or waive, modify or fail to enforce the confidentiality provisions relating to our information in any agreement to which we or any of our subsidiaries are a party;

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  except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract;

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  enter into any contract, agreement, binding arrangement or understanding relating to research and development, or to the distribution of, or the supply of raw materials for, or the manufacturing by third parties of, our products, other than any agreements that involve aggregate future obligations of no greater than $250,000 individually and no greater than $1 million in the aggregate, or relate to the supply of raw materials, are entered into in the ordinary course of business consistent with past practice and in each case have a term of no greater than three (3) months;

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  enter into any contract, agreement, binding arrangement or understanding that materially limits the ability of us or any of our subsidiaries to engage in any business activities or operations or that, after completion of the merger, would restrict the ability of DuPont or any of its subsidiaries (other than us and our subsidiaries) to engage in any business activities or operations;

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  enter into any agreement that would be required to be filed as an exhibit to Form 10-K under the Exchange Act, or that will be violated by or conflict with the transactions contemplated by the merger agreement;

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  except as otherwise contemplated by the merger agreement or as required by applicable law or by any agreement or plan in effect on the date of the merger agreement,

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  adopt, enter into, terminate or amend in any material respect any labor union contract or benefit plan or any other agreement, plan or policy involving us and any of our current or former directors, officers, employees or consultants;

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  increase the compensation, bonus or benefits of, or pay any bonus to, any current or former officer, director or employee, except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase our benefits or compensation expenses;

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  pay any benefit or amount not required under any benefit plan or agreement of us as in effect on the date of the merger agreement;

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  increase the severance or termination pay of any current or former director, officer or employee;

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  enter into or amend any benefit agreement;

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  grant any awards under any compensation plan or arrangement or benefit plan, or amend or modify any stock option or other stock-based award;

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  fund or secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan other than as contemplated by the provisions of the merger agreement described in "—Stock Options" and "—Other Stock-Based Awards"; or

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  accelerate the vesting or payment of any compensation or benefit under any benefit plan or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan or change the manner in which contributions to any pension plan are made or the basis on which contributions are determined;

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  except as required by GAAP or otherwise required by law, revalue any material assets, make any material change in accounting methods or practices or make any change in accounting principles;

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  sell, transfer or license, or otherwise extend, amend or modify, any rights to our material intellectual property rights, other than in the ordinary course of business consistent with past practice; or

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  authorize, or commit, resolve or agree to take, any of the actions specified in the merger agreement covenant relating to the conduct of our business to the extent prohibited by the merger agreement.

Additional Agreements

        In addition to our agreement to conduct our business in accordance with the covenant described in "—Covenant Relating to the Conduct of Our Business," the merger agreement contains agreements by us or by us and DuPont to take several other actions in anticipation of the merger as described below.

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  Proxy Statement. We have agreed that the proxy statement will comply as to form in all material respects with the requirements of the Exchange Act. We and DuPont have agreed to cooperate with respect to amending or supplementing the proxy statement to reflect material information discovered prior to the effective time of the merger. Any filing or mailing of a proxy statement amendment or supplement or response to any related SEC comments is subject to DuPont's review, comment and approval and the inclusion of all comments reasonably proposed by DuPont.

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  Shareholder Meeting. We have agreed to make arrangements for and hold a shareholders' meeting as promptly as practicable after the date of the merger agreement for the purpose of obtaining shareholder approval of the merger agreement. We have further agreed that, subject to the right of our board of directors to change its recommendation as described in "—No Solicitation of Transactions," we will, through our board of directors, recommend that our shareholders approve the merger agreement and that we will include the recommendation in this proxy statement.

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  Access to Information. We have agreed, except with respect to specified information, upon reasonable notice and subject to legal restrictions and confidentiality obligations to third parties, to confer with DuPont to report on operational matters and other matters reasonably requested by DuPont, to afford to DuPont and its representatives reasonable access to our properties, books, contracts, commitments, directors, officers, advisors and representatives, records and personnel and to furnish promptly to DuPont a copy of each material report, schedule, registration statement and other document we file or receive pursuant to legal requirements and other information concerning our business, properties and personnel that DuPont reasonably requests.

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  Reasonable Best Efforts. We have agreed, together with DuPont, to use reasonable best efforts to complete the merger, including using reasonable best efforts to accomplish the following:

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  satisfaction of the conditions to completion of the merger;

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  the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities and the making of all necessary registrations, declarations and filings;

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  the taking of all reasonable steps to avoid any suit, claim, action, investigation or proceeding by a governmental entity; and

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  the obtaining of all necessary consents, approvals or waivers from third parties.

    If any objections to the merger are asserted under antitrust or competition law, we and DuPont must use reasonable best efforts to resolve the objections. However, in no event will any party to the merger agreement be obligated to

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    agree or proffer to divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets or any portion of our or DuPont's business; or

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    litigate any action brought by a governmental entity (1) challenging or seeking to restrain or prohibit the merger, (2) seeking to prohibit or limit the ownership or operation of any portion of our or DuPont's business or assets as a result of the merger or (3) seeking to prohibit DuPont from effectively controlling us or our subsidiaries.

    Each of us and DuPont will provide the other with assistance, information and cooperation as is reasonably required to obtain necessary nonactions, waivers, consents, approvals, orders and authorizations, will notify the other promptly following receipt of any related comments or requests from any governmental entity for amendments, supplements or additional information in respect of any registration, declaration or filing with the governmental entity and will supply the other with copies of all correspondence with any governmental entity.

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  Advice of Changes; Filings. We and DuPont have agreed not to engage in any action or omission that would, or would reasonably be expected to, result in the representations and warranties in the merger agreement becoming materially untrue or any of the conditions to the merger not being satisfied, and we and DuPont will promptly advise each other of any representations or warranties becoming materially untrue or inaccurate or of any failure to comply with or satisfy in any material respect any covenant, condition or agreement under the merger agreement. We and DuPont will promptly provide each other with copies of filings made with any governmental entity in connection with the merger agreement and the merger, other than confidential portions of the filings not directly related to the transactions contemplated by the merger agreement.

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  Tax Matters. We will make all required tax filings in a timely fashion, timely pay all taxes due and payable with respect to those filings, accrue reserves in accordance with past practice for all taxes payable for which no filing is due prior to the effective time of the merger and promptly notify DuPont of any material action, suit, proceeding, claim or audit in respect of any tax matter. We may not settle or compromise any action, suit, proceeding, claim or audit in respect of any tax matter or make or change any material tax election without DuPont's prior written consent.

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  Publicity. We, on one hand, and DuPont and Purple Acquisition Corporation, on the other hand, are generally required to obtain the consent of the other prior to issuing (or permitting any affiliate to issue) any press release or other public announcement or statement with respect to the merger agreement or the transactions contemplated by the merger agreement. If a public statement is required by law or The New York Stock Exchange Rules, the requirement of prior consent will not apply, but the affected party will use its reasonable best efforts to consult in good faith with and obtain the consent of the other.

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  Shareholder Litigation. Under the merger agreement, we have agreed to give DuPont the opportunity to participate in the defense or settlement of any shareholder litigation against us or our directors relating to the transactions contemplated by the merger agreement or the shareholder agreement, and we must obtain DuPont's prior written consent, which may not be unreasonably withheld, to any settlement of litigation covered by this provision of the merger agreement.

No Solicitation of Transactions

        We have agreed that we will not, and will not permit our subsidiaries to, solicit, initiate or encourage, or take any other action knowingly to facilitate:

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  any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, other than the transactions contemplated by the merger agreement, of (1) assets or businesses that constitute or represent 20% or more of the total revenue, operating income, EBITDA, or assets of us and our subsidiaries, taken as a whole, (2) 20% or more of the outstanding shares of our common stock or (3) 20% or more of the outstanding shares of capital stock of, or other equity or voting interests in, any of our subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in the preceding clause (1), referred to in this proxy statement as a takeover proposal; or

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  any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a takeover proposal.

        We have also agreed that we will not, and will not permit any of our subsidiaries to, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any takeover proposal. Notwithstanding the foregoing restriction, our board of directors may, in response to an unsolicited bona fide written takeover proposal that our board of directors determines in good faith constitutes or is reasonably likely to lead to a superior proposal, and subject to our obligation to inform DuPont and the limitations on our board of directors' ability to change its recommendation that shareholders approve the merger agreement or to act on any takeover proposal, participate in discussions or negotiations regarding the takeover proposal and furnish information to the person making the takeover proposal pursuant to a customary confidentiality agreement. Any breach by our advisors or representatives of the restrictions on solicitation of takeover proposals described above will be deemed to be a breach of those restrictions by us.

        A "superior proposal" is a bona fide written offer made by a third party that if consummated would result in the third party owning more than 80% of the shares of our common stock or all or substantially all of the assets of us and our subsidiaries, taken as a whole, on terms that our board of directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation, to be more favorable to our shareholders than the merger, taking into account, among other things, any changes to the terms of the merger agreement proposed by DuPont in response to the third-party written offer and the conditions to completing that third-party offer, including those relating to financing.

        Neither our board of directors nor any committee of our board of directors may (1) withdraw (or modify in a manner adverse to DuPont) or propose publicly to withdraw or so modify its recommendation that our shareholders approve the merger agreement and the merger, unless our board of directors determines in good faith, after consulting with legal counsel, that failure to do so would be reasonably likely to result in a breach of its fiduciary duties, (2) adopt or approve, or propose publicly to adopt or approve, any takeover proposal or (3) cause or permit us to enter into any agreement, referred to in this proxy statement as an acquisition agreement, constituting or related to, or which is intended to or is reasonably likely to lead to, a takeover proposal.

        Notwithstanding the foregoing, we may, at any time prior to obtaining shareholder approval of the merger agreement, in response to a superior proposal, terminate the merger agreement and concurrently enter into an acquisition agreement. However, we cannot terminate the merger agreement on that basis until we have paid DuPont a termination fee of $12.5 million and until after the third business day following DuPont's receipt of our written notice advising DuPont of the superior proposal, specifying the terms and conditions of the superior proposal and identifying the person making the proposal.

        We must promptly advise DuPont orally and in writing of any takeover proposal or any request for information or inquiry that we reasonably believe could lead to a takeover proposal. We must keep DuPont informed as to the status and details (including material amendments or proposed amendments) of any takeover proposal, request or inquiry.

        The merger agreement provides that it will not prohibit us from (1) taking and disclosing to our shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or (2) making any disclosure to our shareholders if, in the good faith judgment of our board of directors, after consultation with outside counsel, failure to do so would be inconsistent with its obligations under applicable law.

Directors' and Officers' Indemnification and Insurance

        The merger agreement provides that all existing rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of related expenses in favor of each current or former director and officer of ChemFirst and its subsidiaries will survive the merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect those indemnified persons. For a period of six years from the effective time of the merger, the surviving corporation will maintain the run-off policy to be purchased by us prior to the effective time under our current directors' and officers' insurance and indemnification policy. The merger agreement provides that the total premium for the run-off policy will not exceed a maximum premium equal to the sum of (1) 250% of $190,000, which was the last annual premium payable with respect to our directors' and officers' insurance prior to the date of the merger agreement, and (2) the amount of any pro rata return premium with respect to that insurance received by us in connection with the purchase of the run-off policy. The surviving corporation may, in lieu of maintaining the run-off policy, cause comparable coverage to be provided by a reputable insurance company, so long as the coverage, amount and other material terms are no less favorable to the indemnified persons described above than the existing directors' and officers' insurance. If we are unable to obtain the run-off policy or the run-off policy expires during the six-year period, the surviving corporation must cause to be obtained as much directors' and officers' insurance covering the indemnified persons as can be obtained for the remainder of that six-year period for an aggregate premium not in excess of the maximum premium described above.

Employee Benefit Matters

        DuPont has agreed that, for a period of not less than one year after the effective time of the merger, the surviving corporation will provide, to those of our and our subsidiaries' employees who continue their employment after the effective time of the merger, cash compensation and benefits that are substantially comparable in the aggregate to the cash compensation and benefits that were provided to those employees immediately prior to the effective time of the merger. DuPont has agreed to cause the surviving corporation to continue our annual incentive program for the remainder of the 2002 calendar year on the same terms as in effect immediately prior to the effective time of the merger. DuPont has also agreed to maintain our existing severance policies (subject to any right to amend or terminate those policies in accordance with their terms).

        DuPont has agreed that the service of the affected employees will be recognized for specified purposes under any pension program, vacation program or severance plan in which the employees participate. DuPont has agreed to waive, or cause the surviving corporation to waive, all preexisting conditions, exclusions and waiting periods with respect to any welfare plan in which the employees are eligible to participate to the extent such conditions were satisfied under our welfare plans and to provide each employee with credit for co-payments or deductibles paid prior to the effective time of the merger.

        In accordance with the requirements of the merger agreement, we have amended our 1997 Employee Stock Purchase Plan, which we refer to in this proxy statement as the ESPP, to provide that (1) participants may not increase their payroll deduction or purchase election from those in effect on the date of the merger agreement, (2) no offering periods shall be commenced after the date of the merger agreement, (3) each participant's outstanding right to purchase our common stock under the ESPP shall terminate immediately prior to the merger in exchange for a cash payment in an amount equal to the difference between the merger consideration and the applicable per-share price under the ESPP times the number of shares the participant could have purchased with accumulated payroll deductions immediately prior to the merger, and (4) the ESPP shall terminate at the closing of the merger.

Conditions to the Merger

        Each party's obligation to complete the merger is subject to a number of conditions, including the following:

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  our shareholders must have approved the merger agreement;

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  the U.S. and German antitrust-review waiting periods must have expired or been terminated, and any other consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit completion of the merger, must have been obtained or made, except for those the failure of which to be obtained or made would not reasonably be expected to have a material adverse effect on us; and

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  there must be no legal restraint that has the effect of preventing the completion of the merger, where the term "legal restraint" refers to any injunction, temporary restraining order or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition.

        The obligations of DuPont and Purple Acquisition Corporation to complete the merger are subject to additional conditions, including the following:

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  as of closing, the representations and warranties made by us must be true and correct, except where the failure to be true and correct, without giving effect to any limitation as to materiality or material adverse effect contained in those representations and warranties, would not reasonably be expected to have a material adverse effect on us;

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  we must have performed in all material respects our obligations under the merger agreement; and

  •
  there must not be pending any suit, action or proceeding brought by any governmental entity (1) challenging or seeking to restrain or prohibit the merger, (2) seeking to prohibit or limit the ownership or operation by us, DuPont or any of our and DuPont's affiliates of any portion of the business or assets of ChemFirst, DuPont or any of those affiliates, or to require us, DuPont or any of those affiliates to divest or hold separate any portion of its business or assets, as a result of the merger or (3) seeking to impose limitations on the ability of DuPont or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of our common stock or (4) seeking to prohibit DuPont or any of its affiliates from effectively controlling the business or operations of us or our subsidiaries.

        Our obligation to complete the merger is subject to additional conditions, including:

  •
  as of closing, the representations and warranties made by DuPont and Purple Acquisition Corporation that are qualified as to materiality must be true and correct, and their representations and warranties that are not so qualified must be true and correct in all material respects; and

  •
  DuPont and Purple Acquisition Corporation must have performed in all material respects their obligations under the merger agreement.

Material Adverse Effect

        Under the merger agreement, a material adverse change or a material adverse effect on us means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of us and our subsidiaries, taken as a whole, other than any change, effect, event, occurrence, state of facts or development:

  •
  relating to economic, market (including securities market), regulatory or political conditions in general;

  •
  relating to the industry or markets in which we or any of our subsidiaries operate in general and not specifically relating to us or any of our subsidiaries; or

  •
  resulting from the execution or announcement of the merger agreement or the shareholder agreement or the consummation of the merger.

Termination of the Merger Agreement

        The merger agreement may be terminated:

  •
  by mutual written consent of DuPont and us;

  •
  by DuPont or us if the merger is not completed by the outside date of December 31, 2002, subject to extension of the outside date by either party to March 31, 2003 in the event of non-satisfaction of the conditions to the merger relating to the absence of legal restraints (but only to the extent that the underlying legal restraint was issued upon the application of a person other than a governmental entity) or antitrust regulatory approval;

  •
  by DuPont or us upon the receipt of notice from any governmental entity of its intent to file or bring any suit, action or proceeding seeking to restrain, prohibit or enjoin the merger;

  •
  by DuPont or us if a legal restraint issued upon the application of any governmental entity preventing the merger is in effect or any legal restraint preventing the merger issued upon the application of any person other than a governmental entity is in effect and has become final and nonappealable;

  •
  by DuPont or us if our shareholders do not approve the merger agreement at the special meeting or any adjournment or postponement of the special meeting;

  •
  by DuPont in the event that our board of directors or any committee of our board of directors withdraws (or modifies in a manner adverse to DuPont) or proposes publicly to withdraw or so modify its recommendation that our shareholders approve the merger agreement and the merger;

  •
  by DuPont if we breach or fail to perform any of our representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure (1) would give rise to the failure of either of the first two additional conditions to the obligations of DuPont and Purple Acquisition Corporation to complete the merger described in "—Conditions to the Merger" and (2) has not been or is incapable of being cured by us within 30 days after receipt of written notice from DuPont;

  •
  by us if DuPont breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure (1) would give rise to the failure of either of the two additional conditions to our obligation to complete the merger described in "—Conditions to the Merger" and (2) has not been or is incapable of being cured by DuPont within 30 days after receipt of written notice from us; or

  •
  by us, prior to obtaining shareholder approval of the merger agreement, in order to enter concurrently into any acquisition agreement in response to a superior proposal, subject to compliance by us with the provisions of the merger agreement described in "—No Solicitation of

    Transactions" relating to notice to DuPont and prior payment to DuPont of the $12.5 million termination fee.

        In the event of termination of the merger agreement by either party under the merger agreement provisions described above, the merger agreement will become void and have no effect; provided, however, that this will not relieve any breaching party from liability for any prior wilful and material breach of any of its representations, warranties, covenants or agreements under the merger agreement.

Termination Fee

        We are required to pay to DuPont a termination fee of $12.5 million:

  •
  if

  •
  a takeover proposal has been made to us or our shareholders or any person has announced an intention to make a takeover proposal, and the takeover proposal or announced intention remains outstanding at the date of the special meeting; and

  •
  the merger agreement is terminated by us or DuPont

  •
  pursuant to the termination right based on occurrence of the outside date, as described above in the second bullet point of the first paragraph in "—Termination of the Merger Agreement" without shareholder approval of the merger agreement having been obtained prior to the date of termination; or

  •
  pursuant to the termination right based on lack of shareholder approval of the merger agreement at the special meeting, as described above in the fifth bullet point of the first paragraph in "—Termination of the Merger Agreement";

      and

    •
    within 12 months after the termination, we or any of our subsidiaries enter into any acquisition agreement with respect to, or consummate, a takeover proposal involving (1) assets or businesses that constitute or represent 40% or more of the total revenue, operating income, EBITDA or assets of us and our subsidiaries, taken as a whole, (2) 40% or more of the outstanding shares of our common stock or (3) 40% or more of the outstanding shares of capital stock of, or other equity or voting interests in, any of our subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in the preceding clause (1); or

  •
  if DuPont terminates the merger agreement pursuant to its termination right based on an adverse change by our board of directors of its recommendation to our shareholders relating to the merger agreement, as described above in the sixth bullet point of the first paragraph in "—Termination of the Merger Agreement"; or

  •
  if we terminate the merger agreement, prior to obtaining shareholder approval of the merger agreement, in order to enter concurrently into an acquisition agreement in response to a superior proposal, pursuant to the termination right described above in the last bullet point of the first paragraph in "—Termination of the Merger Agreement."

Expenses

        Whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those costs or expenses.

Rights Agreement

        Except for any action requested by DuPont to render the rights inapplicable to the merger and the other transactions contemplated by the merger agreement and the shareholder agreement, our board of directors may not, without DuPont's prior written consent, amend our rights agreement, other than any amendment solely to ensure that the rights remain redeemable, or take any action with respect to, or make any determination under, our rights agreement, including a redemption of the rights or any action to facilitate a takeover proposal.

Amendment; Waiver

        The merger agreement may be amended only by a written instrument signed on behalf of each party. The merger agreement may be amended by the parties at any time, except that once shareholder approval of the merger agreement has been obtained, any amendment for which shareholder approval is required by law may not be made without that further approval having been obtained. At any time prior to the effective time of the merger, any party may, by means of a signed written instrument, extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered under the merger agreement or, subject to any required approval by our shareholders under the circumstances described in the first sentence of this paragraph, waive compliance with any of the agreements or conditions contained in the merger agreement.

ACCOUNTING TREATMENT

        The merger will be accounted for by DuPont using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

ANTITRUST MATTERS AND GOVERNMENTAL APPROVALS

        The HSR Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the specified waiting period has expired or has been terminated. We and DuPont made the required filings under the HSR Act on August 1, 2002 and therefore expect the waiting period to expire on September 3, 2002.

        However, prior to that time, the Federal Trade Commission and the Department of Justice may extend the waiting period by requesting from us and/or DuPont additional information or documentary material relevant to the merger. If this request is made, the waiting period will be extended until the 30th day after substantial compliance by us and DuPont with the request. Thereafter, the waiting period can be extended only by court order or by agreement of the parties to the merger agreement.

        The proposed merger is subject to approval by the German Federal Cartel Office (FCO) under the Federal Republic of Germany's Act Against Restraints of Competition 1957 (GWB), as amended. The GWB provides that the merger may only be completed when the FCO has not objected to the notified transaction or the applicable Phase I review period of one month has expired. We and DuPont submitted the required notification on July 31, 2002. We expect that the FCO will grant approval to the notified transaction within the initial Phase I review period, which expires on September 2, 2002. However, we cannot rule out the possibility that the FCO will open an in-depth Phase II investigation, which can last up to an additional three months. The merger may also be subject to consents, approvals and filings under other foreign antitrust laws.

        It is possible that other state, local or foreign governmental entities or third parties may seek to challenge the merger. In addition, it is possible that governmental entities having jurisdiction over DuPont and us may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, we have both agreed to use our reasonable best efforts to take all actions to obtain all necessary regulatory and governmental approvals necessary to complete the merger and to address concerns of regulators and governmental officials. However, neither we nor DuPont is required to divest or enter into any licensing or similar arrangement with respect to any assets or any portion of the business of DuPont, ChemFirst or any of DuPont's or our respective subsidiaries or to litigate specified kinds of suits, claims, actions, investigations or proceedings brought by any governmental entity. While we do not expect the closing of the merger to be prevented or materially delayed by any challenge by regulatory authorities within or outside the United States, we can give no assurance that the required regulatory approvals will be obtained on terms that satisfy the conditions to completion of the merger or within the time frame contemplated by DuPont and us. See "The Merger Agreement—Conditions to the Merger."

BENEFICIAL OWNERSHIP OF CHEMFIRST COMMON STOCK

        The following table sets forth information as of August 9, 2002 regarding the beneficial ownership of our common stock by any persons, other than any of our directors and executive officers, known to us from our records and from reports filed with the SEC on Schedule 13D and/or 13G to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, the owner has sole voting and investment power with respect to the shares indicated (other than unissued securities, the ownership of which has been imputed to the owner).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Franklin Mutual Advisers, LLC 51 John F. Kennedy Parkway Short Hills, NJ 07078	1,117,500	(1)	7.8%
Deutsche Bank AG Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	846,100	(2)	5.9%
Private Capital Management, L.P., Bruce S. Sherman, Gregg J. Powers 8889 Pelican Bay Blvd. Naples, FL 34108	1,249,100	(3)	8.8%
E. I. du Pont de Nemours and Company 1007 Market Street Wilmington, Delaware 19898	1,198,664	(4)	8.4%

(1)
According to a Schedule 13G filed by Franklin Mutual Advisers LLC with the SEC on January 23, 2001.

(2)
According to a Schedule 13G/A filed by Deutsche Bank AG with the SEC on February 1, 2002.

(3)
According to a Schedule 13G filed by Private Capital Management, L.P. with the SEC on February 19, 2002, PCM, Bruce S. Sherman and Gregg J. Powers share voting and investment power with respect to 1,249,100 shares beneficially owned by PCM. Mr. Sherman and Mr. Powers, the Chief Executive Officer and the President, respectively, of PCM, disclaim beneficial ownership for the shares held by PCM's clients.

(4)
According to a Schedule 13D filed by DuPont with the SEC on July 29, 2002, DuPont has limited voting power with respect to 1,198,664 shares beneficially owned by Mr. Williams pursuant to the shareholder agreement as described in "The Merger—Shareholder Agreement."

        The following table sets forth information regarding the beneficial ownership of our common stock by each of our directors, the named executive officers and all directors and executive officers as a group as of August 9, 2002. Unless otherwise indicated, the owner has sole voting and investment power with respect to the shares indicated (other than unissued securities, the ownership of which has been imputed to the owner).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Richard P. Anderson
Common Stock	9,450	(2)
NQSOs	12,111

Total	21,561		*
Paul A. Becker
Common Stock	10,000
NQSOs	12,111

Total	22,111		*

Michael J. Ferris
Common Stock	500	(3)
NQSOs	10,236

Total	10,736		*
Robert P. Guyton
Common Stock	23,000
NQSOs	12,111

Total	35,111		*
John F. Osborne
Common Stock	6,000
NQSOs	3,861

Total	9,861		*
William A. Percy, II
Common Stock	12,351
NQSOs	14,124

Total	26,475		*
Dan F. Smith
Common Stock	1,000	(4)
NQSOs	10,236

Total	11,236		*
Leland R. Speed
Common Stock	20,772
NQSOs	14,124

Total	34,896		*
R. Gerald Turner
Common Stock	7,900	(5)
NQSOs	12,111

Total	20,011		*
J. Kelley Williams(6)
Common Stock	1,188,641	(7)
NQSOs	495,760

Total	1,684,401		11.4%
J. Steve Chustz
Common Stock	2,435	(8)
NQSOs	153,402

Total	155,837		1.1%
P. Jerry Coder
Common Stock	1,268
NQSOs	114,228

Total	115,496		*
George M. Simmons
Common Stock	6,399
NQSOs	135,021

Total	141,420		1.0%

R. Michael Summerford
Common Stock	71,846
NQSOs	321,316

Total	393,162		2.7%
All directors and executive officers as a group (20 persons)
Common Stock	1,385,007	(9)
NQSOs	1,614,749
Convertible Subordinated Debenture Options	4,026

Total	3,003,782		18.9%

*
Represents less than 1% of class.

(1)
Beneficial ownership is calculated under Rule 13d-3(d)(1)(i) of the Exchange Act. Certain numbers represent shares of our common stock underlying the convertible subordinated debenture and nonqualified stock options, or NQSOs, beneficially owned by the directors and executive officers. For information on the convertible subordinated debentures, see "The Merger—Interests of Certain Persons in the Merger—Debenture Option Letter Agreements." Nonqualified stock options are exercisable no earlier than six months from date of grant for shares of our common stock.

(2)
Shared voting and investment power of 3,700 shares with Mrs. Anderson.

(3)
Shared voting and investment power with Mrs. Ferris.

(4)
Shared voting and investment power with Mrs. Smith.

(5)
Shared voting and investment power of 7,800 shares with Mrs. Turner.

(6)
The address of Mr. Williams is c/o ChemFirst Inc., 700 North Street, Jackson, Mississippi 39202-3095.

(7)
Excludes 61,750 shares held in the Jean P. Williams Revocable Trust, as to which Mr. Williams has no voting and investment power and disclaims beneficial ownership.

(8)
Shared voting and investment power of 100 shares with Mrs. Chustz.

(9)
Includes 446 shares for which an executive officer not named in the table above has shared voting and investment power.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is traded on The New York Stock Exchange under the symbol "CEM." The table below sets forth by quarter, since the beginning of our fiscal year ended December 31, 2000, the high and low closing per-share sale price for our common stock on The New York Stock Exchange and the dividends paid per share.

	Market Prices
			Dividends Per Share
	High	Low
Fiscal Year 2000
First Quarter	$22.00	$18.33	$0.10
Second Quarter	$24.12	$17.63	$0.10
Third Quarter	$20.75	$24.73	$0.10
Fourth Quarter	$18.88	$23.12	$0.10
Fiscal Year 2001
First Quarter	$27.90	$21.25	$0.10
Second Quarter	$27.90	$24.00	$0.10
Third Quarter	$26.55	$19.60	$0.10
Fourth Quarter	$24.05	$19.80	$0.10
Fiscal Year 2002
First Quarter	$27.25	$22.65	$0.10
Second Quarter	$29.48	$25.80	$0.10
Third Quarter through August 14, 2002	$29.00	$22.65	—

        On July 23, 2002, the last full trading day prior to the signing of the merger agreement, the closing price for our common stock on The New York Stock Exchange was $22.80 per share. On August 14, 2002, the closing price of our common stock on The New York Stock Exchange was $28.94 per share.

        The market price for our common stock is subject to fluctuation and shareholders are urged to obtain current market quotations. We cannot give you any assurances as to the future price of or market for our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on various underlying assumptions and expectations of management and are subject to risks and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions; availability and pricing of utilities and raw materials, including but not limited to electricity, natural gas, nitric acid and hydroxylamine, which is a key raw material in cleaner and remover products; supply/demand balance for key products; new product development; manufacturing efficiencies; conditions of and product demand by key customers; the timely completion and start-up of construction projects; pricing pressure as a result of domestic and international market forces; insurance coverage and timing of any claim payments related to the disruption in supply of hydroxylamine; the timing and occurrence (or non-occurrence) of transactions; and events which may be subject to circumstances beyond the control of us and our subsidiaries.

        Other factors and assumptions not identified above could also cause actual results to differ materially from those set forth in the forward-looking statements. Although our management believes these assumptions are reasonable, we cannot assure you that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, we undertake no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in our expectations.

        The forward-looking statements should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our subsequent Quarterly Reports on

Form 10-Q. Our reports on Form 10-K and Form 10-Q are on file with the SEC, and copies are available without charge upon written request to our Secretary at the address provided in "Where You Can Find More Information."

        All information contained in this proxy statement with respect to DuPont and Purple Acquisition Corporation has been supplied or confirmed by DuPont.

FUTURE SHAREHOLDER PROPOSALS

        If the merger is completed, there will be no public shareholders of ChemFirst and no public participation in any future meetings of shareholders of ChemFirst. However, if the merger is not completed, we will hold a 2003 annual meeting of shareholders. In that event:

  •
  Rule 14a-8 under the Exchange Act requires that a shareholder proposal intended to be included in the proxy statement for the 2003 annual meeting be received at our executive offices no later than December 1, 2002. The proposal may be omitted from the annual meeting proxy statement if the submitting shareholder does not meet the applicable requirements under Rule 14a-8; and

  •
  shareholder proposals for new business or suggestions for nominees to the board of directors submitted outside of Rule 14a-8 must be received at our executive offices no earlier than January 11, 2003 and no later than February 20, 2003. Shareholder suggestions for nominees must include appropriate detailed biographical information. Further, if a shareholder proposal is submitted outside of Rule 14a-8, we can exercise discretionary voting with respect to that proposal if the proposal is received by us after February 15, 2003.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including ChemFirst, that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. The following documents are incorporated by reference into this proxy statement and are deemed to be a part of this proxy statement, except for any information superseded by information contained directly in this proxy statement:

ChemFirst SEC Filings	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2001
Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2002 and June 30, 2002
Proxy Statement on Schedule 14A	For the annual meeting of shareholders held on May 21, 2002
Current Report on Form 8-K	July 23, 2002 (filed on July 24, 2002)
Current Report on Form 8-K	July 23, 2002 (filed on July 26, 2002)
Current Report on Form 8-K	August 12, 2002 (filed on August 15, 2002)

        We also incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 9 of Form 8-K) between the date of this proxy statement and the date of the special meeting.

        Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in those documents by reference). Requests should be directed to us at the following address:

  ChemFirst Inc.
  700 North Street
  Jackson, Mississippi 39202-3095
  Attention: Investor Relations
  Telephone: (601) 948-7550

        If you would like to request documents from us, please do so by [•], 2002 in order to receive them before the special meeting.

        You should rely only on the information contained in this proxy statement or other documents to which we refer you. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to shareholders shall not create any implication to the contrary.

        Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Please call our proxy solicitor, Georgeson Shareholder Communications Inc., toll free at 1-800-327-8034, if you have any questions about this proxy statement or the merger or need assistance with the voting procedures.

Annex A

         Conformed as per Amendment No. 1, dated as of August 12, 2002, to the Agreement and Plan of Merger.

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

E. I. DU PONT DE NEMOURS AND COMPANY,

PURPLE ACQUISITION CORPORATION

and

CHEMFIRST INC.

Dated as of July 23, 2002

            AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 23, 2002, among E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation ("Parent"), PURPLE ACQUISITION CORPORATION, a Mississippi corporation and a wholly owned subsidiary of Parent ("Sub"), and CHEMFIRST INC., a Mississippi corporation (the "Company").

        WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $1.00 per share, of the Company ("Company Common Stock") not owned by Parent, Sub or the Company will be converted into the right to receive $29.20 in cash;

        WHEREAS the respective Boards of Directors of Sub and the Company have adopted this Agreement;

        WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and a certain shareholder of the Company are entering into a shareholder agreement (the "Shareholder Agreement") pursuant to which, among other things, such shareholder has agreed to vote to approve this Agreement and to take certain other actions in furtherance of the Merger, upon the terms and subject to the conditions set forth therein;

        WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I
The Merger

        SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Mississippi Business Corporation Act (the "MBCA"), Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to all the rights and obligations of Sub in accordance with the MBCA.

        SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by the parties.

        SECTION 1.03. Effective Time. Prior to the Closing, the parties shall prepare and execute articles of merger in accordance with Section 79-4-11.06(a) of the MBCA (the "Articles of Merger"), and as soon as practicable on the Closing Date, the Surviving Corporation shall deliver the Articles of Merger to the Secretary of State of the State of Mississippi for filing in accordance with the relevant provisions of the MBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed in accordance with Section 79-4-11.06(b) of the MBCA, or at such other time as Parent and the

Company shall agree and shall specify in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

        SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 79-4-11.07 of the MBCA.

        SECTION 1.05. Articles of Incorporation and By-laws. (a) The articles of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        (b)  The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation to hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation to hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II
Effect of the Merger on the Capital Stock of the
Constituent Corporations; Exchange of Certificates

        SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Sub:

        (a)  Capital Stock of Sub. Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b)  Cancelation of Certain Stock. Each share of Company Common Stock that is owned by the Company, as treasury stock, or by any direct or indirect wholly owned subsidiary of the Company, or by Parent or Sub, in each case immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (c)  Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive $29.20 in cash, without interest (the "Merger Consideration"). At the Effective Time, all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

        SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company that is reasonably satisfactory to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At or immediately prior to the Effective Time, Parent shall deliver, or cause the Surviving Corporation to deliver, to the Paying Agent immediately available funds in the amount necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates (such funds, the "Exchange Fund"). Subject to Section 2.02(d), the Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Exchange Fund in accordance with this Article II. Except as contemplated by this Article II, the Exchange Fund shall not be used for any other purpose.

        (b)  Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and contain customary provisions) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares that is not registered in the stock transfer books of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

        (c)  No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer or any other reason, it shall be canceled against delivery of cash to the holder thereof as provided in this Article II.

        (d)  Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation or Parent for payment of their claim for the Merger Consideration.

        (e)  No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (f)    Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent provided, however, that any such investments shall be in (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof and having maturities of not more than one month from the date of investment, (ii) certificates of deposit, eurodollar time deposits and bankers' acceptances with maturities not exceeding one month and overnight bank deposits with any commercial bank, depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank, depository institution or trust company has, at the time of investment, (A) capital and surplus exceeding $500,000,000 and (B) outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or at least P-1 by Moody's Investors Services, Inc., (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having a rating in the highest rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc. and in each case maturing within one month from the date of investment and (v) money market mutual or similar funds having assets in excess of $1,000,000,000. Any interest and other income resulting from such investments shall be paid to Parent.

        (g)  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

        (h)  Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

        SECTION 2.03. Adjustment to Merger Consideration. Without limiting or in any way modifying the covenant of the Company set forth in Section 4.01(a)(i), in the event that, prior to the Effective Time, the outstanding shares of Company Common Stock are changed into a different number of shares as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction, the Merger Consideration shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

ARTICLE III
Representations and Warranties

        SECTION 3.01. Representations and Warranties of the Company. Except as set forth on the disclosure schedule (with specific reference to the particular subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that to the extent it is reasonably apparent on the face of such exception that such exception also relates to another subsection of this Section 3.01, each such other subsection shall also be qualified by such exception) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") and except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), the Company represents and warrants to Parent and Sub as follows:

        (a)  Organization, Standing and Corporate Power. The Company and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its articles of incorporation and by-laws, each as amended to the date of this Agreement.

        (b)  Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule sets forth a complete and correct list of each of the Company's subsidiaries and the jurisdiction of incorporation or organization of each such subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person.

        (c)  Capital Structure. (i) The authorized capital stock of the Company consists of (A) 100,000,000 shares of Company Common Stock, par value $1.00 per share, and (B) 20,000,000 shares of preferred stock, without a set par value, of the Company ("Company Preferred Stock"), of which 1,000,000 shares have been designated Series X Junior Participating Preferred Stock, par value $1.00 per share (the "Rights Plan Preferred Stock"), 97,000 shares have been designated 1987-A Series Convertible Preferred Stock, par value $1.00 per share, 156,000 shares have been designated 1988-A Series Convertible Preferred Stock, par value $1.00 per share, 11,000 shares have been designated 1988-1 Series Convertible Preferred Stock, par value $1.00 per share, 103,000 shares have been designated 1989-A Series Convertible Preferred Stock, par value $1.00 per share, 45,000 shares have been designated 1989-1 Series Convertible Preferred Stock, par value $1.00 per share, 11,000 shares have been designated 1989-2 Series Convertible Preferred Stock, par value $1.00 per share, 138,000 shares have been designated 1990-1 Series Convertible Preferred Stock, par value $1.00 per share, 11,000 shares have been designated 1990-2 Series Convertible Preferred Stock, par value $1.00 per share, 155,000 shares have been designated 1991-1 Series Convertible Preferred Stock, par value $1.00 per share, 11,000 shares have been designated 1991-2 Series Convertible Preferred Stock, par value $1.00 per share, 11,000 shares have been designated 1992-1 Series Convertible Preferred Stock, par value $1.00 per share, and 1,000 shares have been designated 1994-1 Series Convertible Preferred Stock, par value $1.00 per share. At the close of business on July 19, 2002, (A) 14,184,806 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Common Stock were held by the Company in its treasury, (C) no shares of Company Preferred Stock were issued and outstanding, (D) 3,128,736 shares of Company Common Stock were reserved and available for issuance pursuant to the Company's 1988 Long-Term Incentive Plan, 1995 Long-Term Incentive Plan and 1998 Long-Term Incentive Plan (such plans, collectively, the "Company Stock Plans"), of which 2,450,055 shares were subject to outstanding options under the Company Stock Plans, (E) 61,593 shares of Company Common Stock were reserved and available for issuance pursuant to the Company's 1997 Employee Stock Purchase Plan (the "ESPP") and (F) 1,000,000 shares of Rights Plan Preferred Stock were reserved for issuance in connection with the rights (the "Rights") issued pursuant to the Rights Agreement between the Company and KeyCorp Shareholder Services, Inc. ("KeyCorp"), dated as of October 30, 1996, as amended by the First Amendment to Rights Agreement, effective May 1, 1997, by and among the Company, KeyCorp and The Bank of New York and the Second Amendment to Rights Agreement, effective October 1, 2001, by and among the Company, The Bank of New York and American Stock Transfer & Trust Company (as so amended, the "Rights Agreement"). The Company has delivered to Parent a complete and correct list, as of the close of business on July 19, 2002, of all outstanding stock options or other rights to purchase Company Common Stock granted under the Company Stock Plans or otherwise (collectively, the "Company Stock Options"), the number of shares of Company Common Stock subject to each such Company Stock Option, the grant dates and exercise prices and vesting schedule of each such Company Stock Option and the names of the holders thereof. As of the close of business on July 19, 2002, there were outstanding Company Stock Options to purchase 2,450,055 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Company Stock Options was equal to approximately $22.003 per share of Company Common Stock. The maximum number of shares of Company Common Stock that could be purchased with accumulated payroll deductions under the ESPP as of July 19, 2002 (assuming for such purpose that the fair market value of a share of Company Common Stock on such date is equal to the Merger Consideration) is 4,500.

          (ii)  Except as set forth above, at the close of business on July 19, 2002, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding, and there were no outstanding stock appreciation rights, rights to receive shares of Company Common Stock on a deferred basis or other rights that are linked to the value of Company Common Stock, granted under the Company Stock Plans or otherwise. Since July 19, 2002, until the date of this Agreement, (A) there have been no issuances by the Company of shares of capital stock or other voting securities of the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options or the settlement of purchase rights under the ESPP, in each case outstanding at such date as required by their terms as in effect on the date of this Agreement and (B) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other voting securities from the Company, other than rights that may have arisen under the ESPP.

          (iii)  All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans and the ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above and except as expressly permitted under Section 4.01(a), there are no outstanding securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or (B) vote or dispose of any shares of the capital stock of any of its subsidiaries.

        (d)  Authorization; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Company Shareholder Approval, and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present either in person or by telephone, duly and unanimously adopted resolutions (i) adopting this Agreement, (ii) declaring that it is in the best interests of the Company's shareholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's shareholders in the Merger is fair to such shareholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's shareholders to be held as promptly as practicable following the date of this Agreement and (v) recommending that such shareholders approve this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the articles of incorporation or by-laws of the Company or comparable organizational documents of any subsidiary of the Company, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not reasonably be expected to (x) have a Material Adverse Effect, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign governmental entity, including any Federal, state or local government or any court, administrative agency or commission or other governmental or regulatory authority or agency (each, a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or similar filings under any other applicable competition, merger control, antitrust or similar law, (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the meeting of the shareholders of the Company to be called and convened for such shareholders to consider the approval of this Agreement (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Shareholder Agreement and the other transactions contemplated hereby and thereby, (3) the delivery to the Secretary of State of the

State of Mississippi for filing in accordance with Section 79-4-11.06(b) of the MBCA of the Articles of Merger and the filing of appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of the New York Stock Exchange (the "NYSE"), (5) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required as a result of the status of Parent or Sub and (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to (x) have a Material Adverse Effect, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

        (e)  SEC Documents; Financial Statements; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed by the Company with the SEC since January 1, 2000 (the "Company SEC Documents"). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any related notes thereto) of the Company included in the Company SEC Documents, as of their respective dates of filing, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in effect at the time of filing, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the most recent financial statements included in the Company Filed SEC Documents, and except for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) (i) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with GAAP or (ii) which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

        (f)    Information Supplied. The Proxy Statement will not, at the date the Proxy Statement is first mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference therein.

        (g)  Absence of Certain Changes or Events. Since the date of the most recent audited financial statements included in the Company Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been:

          (i)    any Material Adverse Change;

          (ii)  any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of capital stock of the Company or any of its subsidiaries or any repurchase for value by the Company or any of its subsidiaries of any shares of capital stock of the Company or any of its subsidiaries, other than (A) dividends or distributions by a direct or indirect wholly owned subsidiary of the Company to its parent and (B) regular quarterly cash dividends with respect to the Company Common Stock in the amount of $0.10 per share with usual declaration, record and payment dates;

          (iii)  any split, combination or reclassification of any shares of capital stock of the Company or any of its subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any of its subsidiaries;

          (iv)  (A) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in compensation in the ordinary course of business consistent with past practice or as was required under any employee benefit plan or employment agreement set forth in Section 3.01(m) or Section 3.01(n)(i) of the Company Disclosure Schedule, as the case may be, or applicable law, (B) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any increase in severance or termination pay, except as was required under any employee benefit plan or employment, severance or termination agreement set forth in Section 3.01(m) or Section 3.01(n)(i) of the Company Disclosure Schedule, as the case may be, or applicable law, (C) any entry by the Company or any of its subsidiaries into, or any amendment of, (1) any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former director, officer or employee or (2) any agreement with any current or former director, officer or employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, "Benefit Agreements") or (D) any amendment to, or modification of, any Company Stock Option or Company Stock-Based Award;

          (v)  any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP, or any material revaluation of any material assets of the Company or any of its subsidiaries;

          (vi)  any material election with respect to taxes by the Company or any of its subsidiaries or settlement or compromise by the Company or any of its subsidiaries of any material tax liability; or

          (vii) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

        (h)  Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

        (i)    Taxes. (i) Each of the Company and its subsidiaries has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other tax returns and reports required to be filed by it and all such returns and reports are complete and correct, except for such failures to file or to be complete and correct that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other material taxes, except where the failures so to pay individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, whether or not any such taxes are shown as being due on any tax return of the Company or any of its subsidiaries.

          (ii)  No Federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries is currently under audit or examination by any taxing authority, and no written or, to the knowledge of the Company, unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries, except for such audits or examinations that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by the Company or any of its subsidiaries, other than those that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Each deficiency resulting from any audit or examination or any concluded litigation relating to taxes by any taxing authority has been timely paid, except where the failures so to pay individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. No issues relating to taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination that would reasonably be expected to recur in a later taxable period, other than those that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. All assessments for taxes due and owing by the Company or any of its subsidiaries with respect to completed and settled audits or examinations or concluded litigation have been paid.

          (iii)  There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material taxes, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

          (iv)  No Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes that are not yet due or are being contested in good faith in appropriate proceedings and any other Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

          (v)  None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

          (vi)  The Company and its subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local, domestic or foreign, laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper taxing authorities all amounts required to be so withheld or paid over under applicable laws, except where the failures so to comply, withhold and pay over individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (vii) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

          (viii)  To the knowledge of the Company, neither the Company nor any of its subsidiaries (A) has been a member of an affiliated group filing a consolidated, combined or unitary tax return (other than a group the common parent of which was the Company) in any open tax year or (B) has any liability for taxes of any person (other than the Company or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any other similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (ix)  Neither the Company nor any of its subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

          (x)  Neither the Company nor any of its subsidiaries has been the subject of an IRS tax ruling that has had or would reasonably be expected to have a Material Adverse Effect with respect to any open tax year.

          (xi)  Neither the Company nor any of its subsidiaries has agreed to include, or, to the knowledge of the Company, is required to include, in income any material adjustment under Section 481(a) of the Code (or an analogous provision of state, local or foreign law) by reason of a change in accounting method or otherwise that has had or would reasonably be expected to have a Material Adverse Effect.

          (xii) As used in this Agreement, "tax" or "taxes" shall include all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto, and any obligations under any agreements or arrangements with any other person with respect to such amounts.

        (j)    Contracts. (i) Section 3.01(j) of the Company Disclosure Schedule sets forth each contract, commitment, agreement, lease, instrument, arrangement, understanding, obligation or undertaking to which the Company or any of its subsidiaries is a party or by or to which any of their properties are bound or subject that is material to the business of the Company and its subsidiaries, taken as a whole, including any such contract, commitment, agreement, lease, instrument, arrangement, understanding, obligation or undertaking:

          (A)  pursuant to which the Company or any of its subsidiaries has agreed not to compete with any person, or to actively engage, in any line of business;

          (B)  pursuant to which the Company or any of its subsidiaries has entered into an exclusive distributorship arrangement;

          (C)  with (1) any beneficial owner of more than one percent of the outstanding Company Common Stock or more than one percent of the capital stock of any of the Company's subsidiaries, (2) any affiliate of the Company or any of its subsidiaries or (3) any current or former director, officer, employee or consultant of the Company or any of its subsidiaries or of any affiliate of the Company or any of its subsidiaries (other than pursuant to Benefit Agreements or Benefit Plans);

          (D)  that grants exclusive license rights to material Intellectual Property of the Company;

          (E)  under which the Company or any of its subsidiaries has (1) incurred any indebtedness for borrowed money that is currently owing or (2) given any guarantee in respect of indebtedness for repayment of borrowed money, in each case having an aggregate principal amount in excess of $100,000;

          (F)  that contains any guarantees as to the Company's or any of its subsidiaries future revenues or operating income;

          (G)  that is otherwise material and that requires any consent (including any consent to assignment) of or notice to a third party, or any approval, authorization, qualification or order of any Governmental Entity, in connection with this Agreement or the consummation of the transactions contemplated hereby in order to avoid termination of or loss of benefits thereunder;

          (H)  providing for payments of royalties to third parties at a current rate in excess of $100,000 per year;

          (I)  not made in the ordinary course of business granting a third party any license to any material Intellectual Property rights of the Company or any of its subsidiaries, other than "shrink-wrap" licenses or licenses granted in connection with the sale of products;

          (J)  providing confidential treatment by the Company or any of its subsidiaries of third party information, other than (1) nondisclosure agreements entered into by the Company or any of its subsidiaries in the ordinary course of business or (2) the Confidentiality Agreement;

          (K)  granting the other party thereto or a third party "most favored nation" status that, following consummation of the Merger, would in any way apply to Parent or any of its subsidiaries (other than the Company and its subsidiaries and their products);

          (L)  pursuant to which the Company or any of its subsidiaries receives or has a continuing obligation to purchase any information technology services or information technology products that are material to the conduct of the business of the Company and its subsidiaries, taken as a whole.

          (ii)  Each contract of the Company and its subsidiaries required to be listed in Section 3.01(j) of the Company Disclosure Schedule is in full force and effect and is a legal, valid and binding agreement of the Company or such subsidiary and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect or enforceable that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has performed or is performing in all material respects all material obligations required to be performed by it under such contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company, no other party to any of such contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such instances of nonperformance and such breaches that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

        (k)  Compliance with Laws. The Company and its subsidiaries are, and since December 31, 2000 have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of noncompliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. None of the

Company or any of its subsidiaries has received, since December 31, 2000, a written notice or other written communication alleging a violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, except for such violations that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, franchises, licenses and rights (collectively "Permits") necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits, which lack of Permits, violations or defaults individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. The consummation of the Merger, in and of itself, would not reasonably be expected to cause the revocation or cancelation of any such Permit, which revocation or cancelation would reasonably be expected to have a Material Adverse Effect.

        (l)    Environmental Matters. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Company, each of the Company and its subsidiaries are, and within the period of all applicable statutes of limitations has been, in compliance with all applicable Environmental Laws, including with respect to the use and disposal of Hazardous Materials; (ii) each of the Company and its subsidiaries has received all air, water and waste Permits required under any Environmental Law for the emission and/or disposal of solid, liquid and gaseous materials from its operations at all its sites, including any Permits for construction under the Clean Air Act, and is operating in compliance with such Permits; (iii) to the knowledge of the Company, no property currently or formerly owned or operated by the Company or any of its subsidiaries (including soils, groundwater, surface water, buildings or other structures) has been contaminated with any Hazardous Materials which would subject the Company to any liability under Environmental Laws or require any expenditure for remediation to meet applicable standards thereunder; (iv) to the knowledge of the Company, neither the Company nor any of its subsidiaries is subject to any liability for Hazardous Materials disposal or contamination on any third party property; (v) neither the Company nor any of its subsidiaries has received, since December 31, 1997, any written notice, demand, letter, claim or request for information from any Governmental Entity indicating that it is or may be in violation of or subject to liability under any Environmental Law, other than written notices, demands, letters, claims, or requests for information that relate to matters that have been resolved with the appropriate Governmental Entity with no further anticipated liability to the Company or its subsidiaries; (vi) neither the Company nor any of its subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any person, in each case relating to liability under any Environmental Law; (vii) Section 3.01(l) of the Company Disclosure Schedule sets forth a complete and correct list of each property of the Company or any of its subsidiaries that contains any underground storage tanks; and (viii) there are no other circumstances or conditions involving the Company or any of its subsidiaries that would reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company or any of its subsidiaries in connection with any Environmental Law. The representations and warranties set forth in this Section 3.01(1) are the Company's sole and exclusive representations in this Agreement relating to environmental matters. The term "Environmental Laws" means all statutes, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, Permits or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term "Hazardous Materials" means (A) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances or (B) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment.

        (m)  Absence of Changes in Benefit Plans; Labor Relations. Except as required to comply with applicable law, since the date of the most recent audited financial statements included in the Company Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or consultant of the Company or any of its subsidiaries (collectively, the "Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans, or any change in the manner in which contributions to any Pension Plans are made or the basis on which such contributions are determined. Section 3.01(m) of the Company Disclosure Schedule contains a complete and correct list of (i) each currently binding Benefit Agreement and (ii) each collective bargaining agreement or other labor union contract to which the Company or any of its subsidiaries are a party as of the date of this Agreement. There is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened which would interfere with the respective business activities of the Company or its subsidiaries, except where such dispute, strike or work stoppage has not had and would not reasonably be expected to have a Material Adverse Effect. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of their respective representatives or employees has committed an unfair labor practice in connection with the operation of the respective businesses of the Company or any of its subsidiaries, there is no charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing and there are no other pending, or, to the knowledge of the Company, threatened lawsuits, grievances or claims involving the Company or any of its subsidiaries related to labor or employment matters, in each case other than any such matter that has not had and would not reasonably be expected to have a Material Adverse Effect.

        (n)  ERISA Compliance. (i) Section 3.01(n)(i) of the Company Disclosure Schedule contains a complete and correct list of each Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), each Benefit Plan that provides severance benefits, vacation, paid time off or bonus leave, each Benefit Plan that provides for the purchase or issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares, each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) that provides for medical, dental, life and disability insurance benefits, and each other material Benefit Plan. The Company has made available to Parent complete and correct copies of (A) each Benefit Plan required to be listed on Section 3.10(n)(i) of the Company Disclosure Schedule (or, in the case of any such Benefit Plan that is unwritten, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Benefit

Plan. Each Benefit Plan maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries has been administered in all material respects in accordance with its terms. The Benefit Plans have been established and administered in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions.

          (ii)  All Pension Plans maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (or, to the knowledge of the Company, has revocation been threatened) and, to the knowledge of the Company, (A) no event has occurred since the date of the most recent determination letter or application therefor relating to any such Pension Plan that would adversely affect the qualification of such Pension Plan and (B) no event has occurred since the date of the most recent audited financial statements included in the Company Filed SEC Documents that would reasonably be expected to materially increase the costs relating to such Pension Plan or require security under Section 307 of ERISA. All Pension Plans maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries required to have been approved by any foreign Governmental Entity have been so approved, no such approval has been revoked (or, to the knowledge of the Company, has revocation been threatened) and, to the knowledge of the Company, (A) no event has occurred since the date of the most recent approval or application therefor relating to any such Pension Plan that would materially affect any such approval relating thereto and (B) no event has occurred since the date of the most recent audited financial statements included in the Company Filed SEC Documents that would reasonably be expected to materially increase the costs relating to any such Pension Plan. The Company has made available to Parent a complete and correct copy of the most recent determination letter received with respect to each Pension Plan maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries, as well as a complete and correct copy of each pending application for a determination letter, if any. The Company has also made available to Parent a complete and correct list of all amendments to any Pension Plan maintained, contributed to or required to be contributed to by the Company or any of its subsidiaries as to which a favorable determination letter has not yet been received.

          (iii)  Neither the Company nor any Commonly Controlled Entity (A) maintains, contributes to or is required to contribute to any Benefit Plan that is subject to Title IV of ERISA or (B) has any unsatisfied liability under Title IV of ERISA.

          (iv)  All material reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed. The Company has received no notice of, and to the knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and, to the knowledge of the Company, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

          (v)  All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Company Filed SEC Documents. No Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

          (vi)  With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company or any of its subsidiaries or any of their respective employees has engaged that could subject the Company or any of its subsidiaries or any of their respective employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA and (B) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or any of its subsidiaries or, to the knowledge of the Company, any trustee, administrator or other fiduciary, to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Pension Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Benefit Plan during the last five years, and no advance notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement.

          (vii) Each Benefit Plan that is an employee welfare benefit plan and which is required to be listed in Section 3.01(n)(i) of the Company Disclosure Schedule may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability to the Company or any of its subsidiaries at any time after the Effective Time (subject to any applicable notice periods). Each of the Company and its subsidiaries complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any similar state statute with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state statute. Neither the Company nor any of its subsidiaries has any material obligations for retiree health or life insurance benefits under any Benefit Plan that is required to be listed in Section 3.01(n)(i) of the Company Disclosure Schedule.

          (viii)  None of the execution and delivery of this Agreement, the obtaining of the Company Shareholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of any termination of employment during a fixed period following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of the Company or any of its subsidiaries to severance or termination pay, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Benefit Plan or (C) result in any breach or violation of, or a default under, any Benefit Plan.

          (ix)  Neither the Company nor any of its subsidiaries has any material liability or obligations under or on account of a Benefit Plan and arising out of the hiring of persons to provide services to the Company or any of its subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its subsidiaries.

        (o)  No Excess Parachute Payments. Other than payments or benefits that may be made pursuant to the agreements and plans listed in Section 3.01(o) of the Company Disclosure Schedule, no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) by or for the benefit of any director, officer, employee or consultant of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan, Benefit Agreement or otherwise would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Section 3.01(o) of the Company Disclosure sets forth a complete and correct list of the name and title of each person entitled to receive any additional payment from the Company or any of its subsidiaries, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such person.

        (p)  Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby is a vote of the shares of Company Common Stock at a meeting at which a quorum of the shares of Company Common Stock issued and outstanding on the record date for such meeting, consisting of a majority of such shares represented in person or by proxy, exists, such that the votes cast favoring approval of this Agreement exceed the votes cast opposing approval of this Agreement (such vote being referred to hereinafter as the "Company Shareholder Approval").

        (q)  State Takeover Statutes. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval represents all action necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the provisions of the Mississippi Shareholder Protection Act and paragraph (A) of Article V of the Company's articles of incorporation to the extent, if any, the Mississippi Shareholder Protection Act or such paragraph (A) would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. The Mississippi Control Share Act is not applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement pursuant to Article X of the Company's articles of incorporation. No other fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation of the State of Mississippi applies or purports to apply to this Agreement, the Merger or the other transactions contemplated by this Agreement.

        (r)  Rights Agreement. The Company and the Board of Directors of the Company have taken all action necessary to cause the Rights Agreement to be amended to (i) render the Rights inapplicable to this Agreement, the Shareholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement and (ii) ensure that (A) none of Parent, Sub or any of their respective affiliates or associates is or will become an "Acquiring Person" or "Adverse Person" (each, as defined in the Rights Agreement) by reason of this Agreement, the Shareholder Agreement, the Merger or any other transaction contemplated by this Agreement and the Shareholder Agreement and (B) a "Distribution Date" (as defined in the Rights Agreement) shall not occur by reason of this Agreement, the Shareholder Agreement, the Merger or any other transaction contemplated by this Agreement and the Shareholder Agreement.

        (s)  Brokers. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and correct copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

        (t)    Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to holders of Company Common Stock, and a signed copy of such opinion has been, or will promptly be, delivered to Parent solely for informational purposes.

        (u)  Title to Properties. (i) The Company and each of its subsidiaries has good and valid title to, or valid leasehold interests in, all of its material properties and assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, its ability to conduct its business as presently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, the ability of the Company or any of its subsidiaries to conduct its business as presently conducted.

          (ii)  Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such instances of noncompliance or failures to be in full force and effect that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (v)  Intellectual Property. (i) Section 3.01(v) of the Company Disclosure Schedule lists all patents, patent applications, registrations of or applications for trademarks, trade names, service marks and registered copyrights and applications therefor, if any, owned by or licensed to the Company or any of its subsidiaries, and all material license agreements relating to any Intellectual Property (other than "shrink-wrap" licenses or licenses granted in connection with the sale of products) to which the Company or any of its subsidiaries is a party, in each case as of the date of this Agreement.

          (ii)  Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

          (A)  the Company and each of its subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property used in carrying on its business as presently being conducted;

          (B)  to the knowledge of the Company, neither the Company nor any of its subsidiaries is, in the conduct of its business as presently being conducted, infringing on any valid and/or enforceable patent or patent application or otherwise violating any other valid and/or enforceable Intellectual Property owned or controlled by any other person;

          (C)  the Company and each of its subsidiaries is in substantial compliance with the terms of all material licenses, agreements and contracts pursuant to which the Company or such subsidiary has the right to use any Intellectual Property owned by any other person, and the consummation of the Merger will not impair or adversely affect the rights of the Company to use any such Intellectual Property;

          (D)  there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened orally or in writing by any other person naming or accusing the Company or any of its subsidiaries of possible infringement of any patent or patent application or of otherwise violating any Intellectual Property owned or controlled by any other person;

          (E)  to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries;

          (F)  to the knowledge of the Company, none of the former or current research scientists, technicians or other personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of the material Intellectual Property of the Company or any of its subsidiaries, have asserted in writing or, to the Company's knowledge, threatened to assert a valid claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and development of any such Intellectual Property;

          (G)  the Company and each of its subsidiaries has taken commercially reasonable steps to protect their material Intellectual Property and their rights thereunder, and to the knowledge of the Company no material rights to such Intellectual Property have been lost, diluted or otherwise materially impaired or are in jeopardy of being lost, diluted or otherwise materially impaired through failure to act by the Company or any of its subsidiaries.

          (iii)  As used in this Agreement, "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; chemical formulas and manufacturing processes; computer programs and software (including source code, object code and data), know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; and licenses, immunities, covenants not to sue and the like relating to any of the foregoing.

        SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

        (a)  Organization and Authority. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as presently conducted. Parent has made available to the Company prior to the execution of this agreement complete and correct copies of the articles of incorporation and by-laws of Sub, as amended to the date of this Agreement.

        (b)  Authorization; Noncontravention. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub (including approval of this Agreement by the sole shareholder of Sub) and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery by Parent and Sub of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or by-laws of Parent or the articles of incorporation or by-laws of Sub, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license to which Parent or Sub is a party or any of their respective properties or assets is subject or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement or the compliance by Parent or Sub with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act or similar filings under any other applicable competition, merger control, antitrust or similar law, (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (3) the delivery to the Secretary of State of the State of Mississippi for filing in accordance with Section 79-4-11.06(b) of the MBCA of the Articles of Merger and the filing of appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

        (c)  Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (d)  Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and has engaged in no business other than in connection with the transactions contemplated by this Agreement.

        (e)  Financing. Parent has sufficient funds available to pay the aggregate amount of Merger Consideration and to pay all fees and expenses related to the transactions contemplated by this Agreement.

        (f)    Ownership of Company Common Stock. Neither Parent nor Sub nor any affiliate or associate (as such terms are defined under the Mississippi Shareholder Protection Act) thereof beneficially owns, directly or indirectly, any shares of Company Common Stock or is a party to any agreement, arrangement or understanding (other than this Agreement and the Shareholder Agreement) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock.

        (g)  Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

ARTICLE IV
Covenants Relating to Conduct of Business

        SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement or as consented to in advance in writing by Parent, the Company shall, and shall cause each of its subsidiaries to, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors, contract manufacturers and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement or expressly set forth in Section 4.01(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its subsidiaries to, without Parent's prior written consent:

          (i)    (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (1) dividends or distributions by a direct or indirect wholly owned subsidiary of the Company to its parent and (2) regular quarterly cash dividends with respect to the Company Common Stock, not in excess of $0.10 per share, with usual declaration, record and payment dates and in accordance with the Company's past dividend policy, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii)  issue, deliver, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of shares of Company Common Stock (and associated Rights) upon the exercise of Company Stock Options or Company Stock-Based Awards or the settlement of purchase rights under the ESPP, in each case outstanding on the date of this Agreement and in accordance with their present terms and (2) the granting of rights that may arise under the ESPP, as the ESPP is in effect on the date of this Agreement;

          (iii)  (x) amend its articles of incorporation or by-laws or comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or ownership of any subsidiary of the Company that does not constitute an inactive subsidiary as of the date of this Agreement, or (y) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization of the Company or any of its subsidiaries that does not constitute an inactive subsidiary as of the date of this Agreement, other than the Merger;

          (iv)  acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) except as permitted by Section 4.01(a)(vii), any assets other than inventory, supplies, raw materials or other immaterial assets, in each case in the ordinary course of business consistent with past practice;

          (v)  sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interests therein (including securitizations), except sales of inventory in the ordinary course of business consistent with past practice;

          (vi)  (x) other than (A) Yen-denominated short-term borrowings incurred in the ordinary course of business consistent with past practice not to exceed JPY2,500,000,000 at any time outstanding and (B) borrowings to satisfy letter of credit obligations not to exceed $1,000,000 at any time outstanding, incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

          (vii) make any new capital expenditure or capital expenditures, or incur any obligations or liabilities in connection therewith, (A) that are not included in the Company's capital expenditure budget provided to Parent prior to the date of this Agreement or (B) that are included in such capital expenditure budget but that are in excess of $1,000,000 on an individual basis;

          (viii)  except as required by law, (w) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of this Agreement, of liabilities reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (x) cancel any material indebtedness, (y) waive, release, grant or transfer any claims or rights of substantial value or (z) waive any benefit of, or agree to modify in any respect, or fail to enforce, the confidentiality provisions relating to the Company's information in any agreement to which the Company or any of its subsidiaries is a party;

          (ix)  except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder;

          (x)  enter into any contract, agreement, binding arrangement or understanding (w) relating to research and development, or to the distribution of, or the supply of raw materials for, or the manufacturing by third parties of, products of the Company, other than any such contracts, agreements, arrangements or understandings that (A) individually, has aggregate future payment or other obligations of no greater than $250,000 and, in the aggregate, have future payment or other obligations of no greater than $1,000,000 or (B) relate to the supply of raw materials, are entered into in the ordinary course of business consistent with past practice and in each case have a term of no greater than three months, (x) that limits in any material respect the ability of the Company or any of its subsidiaries to engage in any business activities or operations or that, following consummation of the Merger, would restrict in any way the ability of Parent or any of its subsidiaries (other than the Company and its subsidiaries) to engage in any business activities or operations, (y) that is of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act or (z) if consummation of the transactions contemplated hereby or compliance by the Company with the provisions of this Agreement will violate or conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or Parent or any of their respective subsidiaries under, any provision of such contract, agreement, binding arrangement or understanding;

          (xi)  except as otherwise contemplated by this Agreement or as required in accordance with the terms of any agreement or plan as in effect on the date hereof or to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect (I) any collective bargaining agreement or other labor union contract or Benefit Plan or (II) any other agreement, plan or policy involving the Company and one or more of its current or former directors, officers, employees or consultants, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase the benefits or compensation expenses of the Company), (C) pay any benefit or amount under any Benefit Plan or Benefit Agreement not required under such Benefit Plan or Benefit Agreement or any other benefit plan or arrangement of the Company as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer or employee, (E) enter into or amend any Benefit Agreement, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder), (G) amend or modify any Company Stock Option or Company Stock-Based Award, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (I) other than as contemplated in Section 5.06, take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan or (J) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined;

          (xii) except as required by GAAP or otherwise required by law, revalue any material assets of the Company or any of its subsidiaries or make (A) any change in accounting principles or (B) any material change in accounting methods or practices;

          (xiii)  sell, transfer or license to any person or otherwise extend, amend or modify any rights to the material Intellectual Property rights of the Company, other than in the ordinary course of business consistent with past practice; or

          (xiv)   authorize any of, or commit, resolve or agree to take any of, the foregoing actions to the extent prohibited by the terms of this Agreement.

        (b)  Other Actions. None of the Company, Parent or Sub shall, nor shall any of them permit any of its subsidiaries to, knowingly take any action (or omit to take any action) if such action (or omission) would, or would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at or before the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at or before the Effective Time or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

        (c)  Advice of Changes; Filings. The Company and Parent shall promptly advise the other party in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub)

contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (or, in the case of Parent, Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it (or, in the case of Parent, Sub) under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

        (d)  Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, (i) the Company shall, and shall cause each of its subsidiaries to, timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any applicable extensions); (ii) the Company and its subsidiaries shall timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company shall accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company shall promptly notify Parent of any material action, suit, proceeding, claim or audit pending against or with respect to the Company or any of its subsidiaries in respect of any tax matter and shall not settle or compromise any such action, suit, proceeding, claim or audit without Parent's prior written consent; and (v) none of the Company or any of its subsidiaries shall make or change any material tax election without Parent's prior written consent.

        SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal; provided, however, that, at any time prior to obtaining the Company Shareholder Approval, the Company may, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and which Takeover Proposal did not result from a breach of this Section 4.02, and subject to compliance with paragraphs (c) and (d) of this Section 4.02, participate in discussions or negotiations regarding such Takeover Proposal and furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

        For purposes of this Agreement (except as set forth in Section 5.07(b)), the term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, tender offer, exchange offer, stock acquisition, asset acquisition, statutory share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, other than the transactions contemplated by this Agreement, of (A) assets or businesses that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Company and its subsidiaries, taken as a whole, (B) 20% or more of the outstanding shares of Company Common Stock or (C) 20% or more of the outstanding shares of capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (A) above.

        (b)  Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Parent) or propose publicly to withdraw (or modify in a manner adverse to Parent) the recommendation by such Board of Directors or any such committee to the shareholders of the Company that such shareholders approve this Agreement and the Merger, or resolve or agree to take any such action (each such action being referred to as an "Adverse Recommendation Change"), unless the Board of Directors determines in good faith, based on such matters as it deems appropriate, after consulting with legal counsel, that the failure to make an Adverse Recommendation Change would be reasonably likely to result in a breach of its fiduciary duties under applicable law, (ii) adopt or approve, or propose publicly to adopt or approve, any Takeover Proposal, or resolve or agree to take any such action or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 4.02(a)) (an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal, or resolve or agree to take any such action. Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal, cause the Company to terminate this Agreement pursuant to Section 7.01(f) and concurrently enter into an Acquisition Agreement; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to Section 7.01(f) unless the Company shall have paid to Parent the Termination Fee prior to or concurrently with such termination; and provided further, however, that the Company shall not be entitled to exercise its right to terminate this Agreement pursuant to Section 7.01(f) until after the third business day following Parent's receipt of a written notice (a "Notice of Superior Proposal") from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal and specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require a new Notice of Superior Proposal and a new three business day period). It is understood and agreed that the termination of this Agreement in accordance with the previous sentence shall not constitute a breach of any provision of this Agreement.

        The term "Superior Proposal" means any bona fide written offer made by a third party that if consummated would result in such third party (or its shareholders) owning, directly or indirectly, more than 80% of the shares of Company Common Stock then outstanding (or of the shares of the surviving entity in a merger involving the Company or the direct or indirect parent of the surviving entity in a merger involving the Company) or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, and otherwise on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger, taking into account, among other things, (x) any changes to the terms of this Agreement proposed by Parent in response to such third-party written offer or otherwise and (y) the conditions to consummating such third-party written offer (including those relating to financing).

        (c)  In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal or any request for information or inquiry that the Company reasonably believes could lead to a

Takeover Proposal, the material terms and conditions of such Takeover Proposal, request or inquiry (including any subsequent material amendments or modifications to such terms and conditions) and the identity of the person making any such Takeover Proposal, request or inquiry. The Company shall keep Parent informed in all material respects as to the status and details (including material amendments or proposed amendments) of any such Takeover Proposal, request or inquiry.

        (d)  Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to do so would be inconsistent with its obligations under applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take, any action prohibited by Section 4.02(b)(i) or 4.02(b)(ii) pursuant to this Section 4.02(d).

ARTICLE V
Additional Agreements

        SECTION 5.01. Preparation of the Proxy Statement. As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Each of the parties shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. The Company shall use its reasonable best efforts to respond as promptly as practical to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective directors, officers or affiliates, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review, comment on and approve such document or response, (ii) include in such document or response all comments reasonably proposed by Parent and (iii) not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed. The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        SECTION 5.02. Company Shareholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval. The Company shall cause the Company Shareholders Meeting to be held as promptly as practicable after the date of this Agreement. Subject to Section 4.02(b)(i), the Company shall, through its Board of Directors, recommend to its shareholders that they approve this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.02 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of the Merger or this Agreement.

        SECTION 5.03. Access to Information. Except as set forth in Section 5.03 of the Company Disclosure Schedule, upon reasonable notice, the Company shall, and shall cause each of its subsidiaries to (in order to permit Parent to evaluate the transactions contemplated by this Agreement), (i) at reasonable intervals from time to time, confer with Parent to report on operational matters and other matters reasonably requested by Parent and (ii) afford to Parent and to its officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to their respective properties, books, contracts, commitments, directors, officers, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives, records and personnel, but only to the extent that such access does not unreasonably interfere with the business or operations of the Company or any such subsidiary, and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each material report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal, state or local, domestic or foreign, laws and (b) such other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company shall not be required to (or to cause any of its subsidiaries to) so confer, afford such access or furnish such copies or other information if doing so would, or would reasonably be expected to, subject the Company to liability under, or constitute a violation of, applicable laws or confidentiality obligations to a third party. All such information shall constitute Information (as such term is defined in the Confidentiality Agreement dated as of November 6, 2001, between the Company and Parent (the "Confidentiality Agreement")) and shall be subject thereto as provided therein, and Parent shall, and shall cause its advisors and representatives who receive Information to agree to, hold all such Information in confidence to the extent required by, and in accordance with, the terms of the Confidentiality Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

        SECTION 5.04. Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement, including using its reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any), (iii) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by a Governmental Entity and (iv) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Shareholder Agreement, the Merger or any of the other transactions contemplated hereby or thereby, use their reasonable best efforts to ensure that the Merger and the other transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Shareholder Agreement, the Merger and the other transactions contemplated hereby or thereby. If any objections are asserted with respect to the transactions contemplated by this Agreement under any antitrust or competition law, each of Parent and the Company shall use its reasonable best efforts and cause its subsidiaries to use their reasonable best efforts to resolve any such objections so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to (A) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective subsidiaries or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, brought by any Governmental Entity (1) challenging or seeking to restrain or prohibit the consummation of the Merger; (2) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective affiliates of any portion of the business or assets of the Company or its subsidiaries or Parent or its subsidiaries or to require any such person to dispose of or hold separate any portion of the business or assets of the Company or its subsidiaries, or Parent or its subsidiaries, as a result of the Merger; or (3) seeking to prohibit Parent or any of its affiliates from effectively controlling the business or operations of the Company or its subsidiaries. The Company and Parent will provide such assistance, information and cooperation to each other as is reasonably required to obtain any such nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, will notify the other person promptly following the receipt of any comments or requests from any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and will supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

        SECTION 5.05. Employee Matters. (a) For a period of not less than one year after the Effective Time, employees of the Company and its subsidiaries who continue their employment after the Effective Time (the "Affected Employees") shall be provided cash compensation (including bonus opportunity) and employee benefits that are substantially comparable in the aggregate to those provided to the Affected Employees immediately prior to the Effective Time; provided that Parent agrees to cause the Surviving Corporation to continue the Company's annual incentive program in effect for the remainder of 2002 calendar year on the same terms and conditions as in effect immediately before the Effective Time. Neither Parent nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Any plans or arrangements of the Company providing for such issuance shall be disregarded in determining whether employee benefits are substantially comparable in the aggregate.

        (b)  Parent shall cause the service of each Affected Employee to be recognized (i) for purposes of eligibility and vesting (but not benefit accrual) under any pension program in which the Affected Employee participates, (ii) for purposes of eligibility under any vacation and/or sick leave program in which the Affected Employee participates and (iii) for eligibility and benefit accrual purposes under any severance plan in which the Affected Employee participates. Notwithstanding the foregoing, such service shall be recognized only to the extent such Affected Employee participated in a comparable plan of the Company and its subsidiaries prior to the Effective Time and only to the extent such service was recognized under such plan.

        (c)  With respect to any welfare plan in which Affected Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such Affected Employees to the extent such conditions were satisfied under the welfare plans of the Company and its subsidiaries prior to the Effective Time and (ii) provide each such Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

        (d)  Except as provided in subsection (f) below, nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

        (e)  The Company shall amend the ESPP on the date of this Agreement to provide that (i) participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement, (ii) no offering periods shall be commenced after the date of this Agreement, (iii) each participant's outstanding right to purchase shares of Company Common Stock under the ESPP shall terminate immediately prior to the Effective Time in exchange for a cash payment in an amount equal to the excess, if any, of (A) the product of (1) the number of shares of Company Common Stock that could have been purchased with such participant's accumulated payroll deductions immediately prior to the Effective Time (the "Applicable ESPP Shares") at the applicable option price determined in accordance with the terms of the ESPP (the "Applicable ESPP Price") and (2) the Merger Consideration, over (B) the product of the number of Applicable ESPP Shares and the Applicable ESPP Price and (iv) the ESPP shall terminate at the Effective Time.

        (f)    Parent shall, and shall cause the Surviving Corporation to, honor all Benefit Agreements and Company severance policies identified or described in Section 5.05(f) of the Company Disclosure Schedule in accordance with their terms as in effect immediately before the Effective Time, subject to any right to amend or terminate any Benefit Agreement as permitted in accordance with such terms. Parent will recalculate the cutback provided for in Section 5 of such Benefit Agreements on the third anniversary of the termination of any employee party thereto whose compensation or benefits were reduced as a result of the application of such Section 5 to take into account the termination prior to the recalculation date of the continued medical benefits provided under such Benefit Agreement. Parent will make any payment that it determines can be made to any such employee consistently with such Section 5; provided that Parent shall not be required to make any payment that Parent determines, in its sole and absolute discretion, could result in any such employee receiving any "excess parachute payment" (as contemplated by Section 280G of the Code). For the avoidance of doubt, Parent shall not be required to make any payment or take any action that it determines in its sole and absolute discretion, could jeopardize the deductibility of any "parachute payment" (as contemplated by Section 280G of the Code) made to any such employee.

        SECTION 5.06. Stock Based Awards. On or as soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any), including amending such Company Stock Plans and obtaining appropriate consents thereto, as may be required to cause:

          (i)    each holder of each Company Stock Option outstanding immediately prior to the Effective Time, whether vested or unvested, to become entitled to receive as promptly as practicable after the Effective Time an amount in cash equal to (A) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised, plus (C) to the extent applicable, an additional payment in accordance with the Company policy described in Section 5.06(i) of the Company Disclosure Schedule; and

          (ii)  rights of any kind, whether vested or unvested, contingent or accrued, to acquire or receive shares of Company Common Stock or to receive benefits measured by the value of a number of shares of Company Common Stock, that may be held, awarded, outstanding, credited, payable or reserved for issuance under the Company Stock Plans and any other Benefit Plan, except for Company Stock Options converted in accordance with clause (i) above (each, a "Company Stock-Based Award"), that are outstanding immediately prior to the Effective Time (other than pursuant to the agreements identified in Section 5.06(ii) of the Company Disclosure Schedule) to be converted into a fully-vested right to receive cash in an amount equal to the product of (A) the Merger Consideration and (B) the number of shares of Company Common Stock subject to such Company Stock-Based Award. The cash value of any converted Company Stock-Based Award shall be distributed in accordance with the terms of such Company Stock-Based Award. To the extent the cash value of such Company Stock-Based Award is not paid or distributed at the Effective Time, the value of such Company Stock-Based Award after the Effective Time shall be measured without regard to the value of Company Common Stock and shall instead be credited with earnings or losses by reference to, at the holder's election, either any other alternative deemed investment or investments that may be generally available immediately prior to the Effective Time under the plan or other arrangement under which the Company Stock-Based Award is outstanding at such time or such other deemed investment or investments as the appropriate officers of the Surviving Corporation may from time to time establish for such purpose.

        SECTION 5.07. Fees and Expenses; Termination Fee. (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

        (b)  In the event that (i) (A) a Takeover Proposal has been made to the Company or its shareholders or any person has announced an intention (whether or not conditional) to make a Takeover Proposal, and such Takeover Proposal or announced intention remains outstanding at the date of the Company Shareholders Meeting, (B) thereafter this Agreement is terminated by either Parent or the Company (x) pursuant to Section 7.01(b)(i) without the Company Shareholder Approval having been obtained prior to the date of such termination or (y) pursuant to Section 7.01(b)(iv) and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 5.07(b)(i)(C), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 20% therein shall be deemed references to 40%), (ii) this Agreement is terminated by Parent pursuant to Section 7.01(c) or (iii) this Agreement is terminated by the Company pursuant to Section 7.01(f), then the Company shall pay Parent a fee equal to $12,500,000 (the "Termination Fee") by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by the Company pursuant to Section 7.01(f), prior to or concurrently with such termination, (y) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination and (z) in the case of a payment as a result of any event referred to in Section 5.07(b)(i)(C), upon the first to occur of such events.

        (c)  The Company acknowledges and agrees that the agreement contained in Section 5.07(b) is an integral part of the transactions contemplated by this Agreement, and that, without such agreement, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to Section 5.07(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for any of the amounts due to Parent pursuant to Section 5.07(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due to Parent pursuant to

Section 5.07(b) from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

        SECTION 5.08. Indemnification, Exculpation and Insurance. (a) All rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the Company and its subsidiaries (such persons, "Indemnified Persons"), as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and any existing indemnification agreements or arrangements of the Company or any of its subsidiaries shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such Indemnified Persons. The parties agree that the Surviving Corporation shall maintain, for a period of six years from the Effective Time, the run-off policy (including any excess limits coverage purchased in connection therewith) that the Company contemplates purchasing prior to the Effective Time under the Company's current directors' and officers' insurance and indemnification policy (the "D&O Insurance") to provide coverage for events occurring at or prior to the Effective Time for all Indemnified Persons (the "Run-Off D&O Policy"). The Company covenants and agrees that the total premium for the Run-Off D&O Policy (including any excess limits coverage purchased in connection therewith) will not exceed the sum of (x) 250% of the last annual premium payable with respect to the D&O Insurance prior to the date of this Agreement, which the Company represents and warrants was $190,000, and (y) the amount of any pro rata return premium with respect to the D&O Insurance received by the Company in connection with the purchase of the Run-Off D&O Policy (such sum, the "Maximum Premium"); provided, however, that the Surviving Corporation may, in lieu of maintaining the Run-Off D&O Policy as provided above, cause comparable coverage to be provided under any policy issued by a reputable insurance company, so long as the material terms thereof, including coverage and amount, are no less favorable to the Indemnified Persons than the existing D&O Insurance. If the Company is unable to obtain the Run-Off D&O Policy or the Run-Off D&O Policy expires, is terminated or is canceled during such six-year period, the Surviving Corporation shall cause to be obtained as much directors' and officers' insurance covering the Indemnified Persons as can be obtained for the remainder of such period for an aggregate premium not in excess of the Maximum Premium.

        (b)  The parties agree that the provisions of this Section 5.08 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and each Indemnified Person's heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. The parties agree that in the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made by such person so that the successors and assigns of the Surviving Corporation assume the obligations of the parties and the Surviving Corporation set forth in this Section 5.08. In the event that the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, Parent shall take such action as may be necessary to ensure that the ability of the Surviving Corporation, legal and financial, to satisfy the indemnification obligations set forth in this Section 5.08(a) will not be diminished in any material respect.

        SECTION 5.09. Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Shareholder Agreement, and no such settlement shall be agreed to without Parent's prior written consent, which consent shall not be unreasonably withheld.

        SECTION 5.10. Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(r)) requested by Parent in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent, (i) amend the Rights Agreement (other than any such amendment solely to ensure that the Rights remain redeemable) or (ii) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

ARTICLE VI
Conditions Precedent

        SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)  Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

        (b)  Antitrust. The waiting period applicable to the Merger under each of the HSR Act and the Federal Republic of Germany's Act Against Restraints of Competition 1957 (GWB), as amended, shall have expired or been terminated. Any other consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made, except for those the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

        (c)  No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") that has the effect of preventing the consummation of the Merger shall be in effect.

        SECTION 6.02. Conditions to Obligations of Parent and Sub To Effect the Merger. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)  Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) would not reasonably be expected to have a Material Adverse Effect, and Parent shall have received a certificate to such effect signed on behalf of the Company by its chief executive officer and its chief financial officer.

        (b)  Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by its chief executive officer and its chief financial officer.

        (c)  No Litigation. There shall not be pending any suit, action or proceeding brought by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective affiliates of any portion of the business or assets of the Company, Parent or any such affiliate, or to require any such person to divest or hold separate any portion of its business or assets, as a result of the Merger or (iii) seeking to impose limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock on all matters properly presented to the shareholders of the Company or (iv) seeking to prohibit Parent or any of its affiliates from effectively controlling the business or operations of the Company or its subsidiaries.

        SECTION 6.03. Conditions to Obligation of the Company To Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)  Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub that are not qualified as to materiality shall be true and correct in all material respects, in each case as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), and the Company shall have received a certificate to such effect signed on behalf of Parent by an executive officer of Parent.

        (b)  Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by an executive officer of Parent.

        SECTION 6.04. Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement, as required by and subject to Section 5.04.

ARTICLE VII
Termination and Amendment

        SECTION 7.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained:

        (a)  by mutual written consent of Parent and the Company;

        (b)  by either Parent or the Company:

          (i)    if the Merger shall not have been consummated on or before December 31, 2002 (as such date may be extended pursuant to this clause (i), the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; and provided further, however, that, in the event that the conditions set forth in Sections 6.01(b) or 6.01(c) (to the extent, but only to the extent, that the underlying Legal Restraint was issued upon the application of a person other than a Governmental Entity) shall not have been satisfied by such date, either Parent or the Company may unilaterally extend the Outside Date by written notice to the other by December 31, 2002, in which case the Outside Date shall instead be March 31, 2003;

          (ii)  upon the receipt by either party of notice from any Governmental Entity of its intent to file or bring any suit, action or proceeding, whether administrative or judicial, seeking to restrain, prohibit or enjoin the consummation of the Merger;

          (iii)  if (A) any Legal Restraint having the effect set forth in Section 6.01(c) issued upon the application of any Governmental Entity shall be in effect or (B) any such Legal Restraint issued upon the application of any other person shall be in effect and shall have become final and nonappealable; or

          (iv)  if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

        (c)  by Parent in the event an Adverse Recommendation Change has occurred;

        (d)  by Parent if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (ii) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Parent;

        (e)  by the Company if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (ii) has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice thereof from the Company; or

        (f)    by the Company in accordance with the terms and subject to the conditions of Section 4.02(b).

        SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Parent, Sub or the Company, except with respect to Section 3.01(s), Section 3.02(g), the second and third sentences of Section 5.03, Section 5.07, this Section 7.02 and Article VIII (except Section 8.07 therein), which provisions shall survive such termination; provided, however, that no such termination shall relieve any party hereto from any liability or damages resulting from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment shall be made which by law requires further approval by the shareholders of the Company without such further approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso to the first sentence of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

        SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01 or an amendment of this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of

Directors or, with respect to any amendment of this Agreement pursuant to Section 7.03, the duly authorized committee or other designee of its Board of Directors to the extent permitted by law.

ARTICLE VIII
General Provisions

        SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 8.02. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)  if to the Company, to:

    ChemFirst Inc.
    700 North Street
    P.O. Box 1249
    Jackson, Mississippi 39215-1249
    Attention of J. Steve Chustz, Esq.
                        General Counsel
    Facsimile: (601) 949-0292

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom (Illinois)
    333 West Wacker Drive
    Chicago, Illinois 60606
    Attention of Charles W. Mulaney, Jr., Esq.
    Facsimile: (312) 407-0411; and

        (b)  if to Parent or Sub, to:

    E. I. du Pont de Nemours and Company
    1007 Market Street
    Wilmington, Delaware 19898
    Attention of John W. Ward, Esq.
                         Corporate Counsel
    Facsimile: (302) 773-7054

    with a copy to:

    Cravath, Swaine & Moore
    Worldwide Plaza
    825 Eighth Avenue
    New York, New York 10019
    Attention of Ronald Cami, Esq.
    Facsimile: (212) 474-3700.

        SECTION 8.03. Definitions; Interpretation. (a) As used in this Agreement:

          (i)    an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

          (ii)  "business day" means any day on which banks are not required or authorized to close in the City of New York;

          (iii)  as it relates to the Company or any subsidiary of the Company, "knowledge" means, with respect to any matter in question, that any executive officer of the Company has knowledge of such matter;

          (iv)  "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Company and its subsidiaries, taken as a whole, other than any change, effect, event, occurrence, state of facts or development (i) relating to economic, market (including securities market), regulatory or political conditions in general, (ii) relating to the industry or markets in which the Company or any of its subsidiaries operates in general and not specifically relating to the Company or any of its subsidiaries or (iii) resulting from the execution or announcement of this Agreement or the Shareholder Agreement or the consummation of the Merger;

          (v)  "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (vi)  a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

        (b)  When a reference is made in this Agreement to a party or to an Article, Section, Exhibit or Schedule, such reference shall be to a party to, an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

        SECTION 8.04. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        SECTION 8.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Confidentiality Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided that the Confidentiality Agreement shall survive the execution and delivery of this Agreement, and (b) other than Section 5.08, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

        SECTION 8.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law of such State, except to the extent that the laws of the State of Mississippi are mandatorily applicable to the Merger.

        SECTION 8.07. Publicity. Except as otherwise permitted by this Agreement or required by law or the rules of the NYSE, so long as this Agreement is in effect, none of Parent, Sub or the Company shall, or shall permit any of their respective affiliates to, issue or cause the publication of any press release or other public announcement or statement (any of the foregoing, a "Public Statement") with respect to this Agreement or the transactions contemplated hereby without first obtaining the consent of the Company, in the case of Parent or Sub, or Parent, in the case of the Company; provided that, if any such Public Statement is required by law or the rules of the NYSE, the party subject to such requirement will use its reasonable best efforts to consult in good faith with and obtain the consent of the Company, in the case of Parent or Sub, or Parent, in the case of the Company, prior to publication of such Public Statement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment that is not so consented to shall be null and void.

        SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

        SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

E. I. DU PONT DE NEMOURS AND COMPANY,
by
/s/ ROBERT M. REARDON
	Name:	Robert M. Reardon
	Title:	Director, Mergers & Acquisitions
PURPLE ACQUISITION CORPORATION,
by
/s/ ROBERT M. REARDON
	Name:	Robert M. Reardon
	Title:	President
CHEMFIRST INC.,
by
/s/ J. KELLEY WILLIAMS
	Name:	J. Kelley Williams
	Title:	Chairman of the Board and Chief Executive Officer

ANNEX I
TO THE MERGER AGREEMENT

Index of Defined Terms

Term
Acquisition Agreement	Section 4.02(b)
Adverse Recommendation Change	Section 4.02(b)
Affected Employees	Section 5.05(a)
affiliate	Section 8.03(a)
Applicable ESPP Price	Section 5.05(e)
Applicable ESPP Shares	Section 5.05(e)
Agreement	Preamble
Articles of Merger	Section 1.03
Benefit Agreements	Section 3.01(g)
Benefit Plans	Section 3.01(m)
business day	Section 8.03(a)
Certificate	Section 2.01(c)
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 2.02(h)
Commonly Controlled Entity	Section 3.01(m)
Company	Preamble
Company Common Stock	Recitals
Company Disclosure Schedule	Section 3.01
Company Filed SEC Document	Section 3.01
Company Preferred Stock	Section 3.01(c)
Company SEC Documents	Section 3.01(e)
Company Shareholder Approval	Section 3.01(p)
Company Shareholders Meeting	Section 5.02
Company Stock-Based Award	Section 5.06
Company Stock Options	Section 3.01(c)
Company Stock Plans	Section 3.01(c)
Confidentiality Agreement	Section 5.03
control	Section 8.03(a)
D&O Insurance	Section 5.08(a)
Effective Time	Section 1.03
Environmental Laws	Section 3.01(l)
ERISA	Section 3.01(n)
ESPP	Section 3.01(c)
Exchange Act	Section 3.01(d)
Exchange Fund	Section 2.02(a)
GAAP	Section 3.01(e)
Governmental Entity	Section 3.01(d)
Hazardous Materials	Section 3.01(l)
HSR Act	Section 3.01(d)
Indemnified Persons	Section 5.08(a)
Intellectual Property	Section 3.01(v)
IRS	Section 3.01(n)
KeyCorp	Section 3.01(c)
knowledge	Section 8.03(a)
Legal Restraints	Section 6.01(c)

Liens	Section 3.01(b)
Material Adverse Change	Section 8.03(a)
Material Adverse Effect	Section 8.03(a)
Maximum Premium	Section 5.08(a)
MBCA	Section 1.01
Merger	Recitals
Merger Consideration	Section 2.01(c)
Notice of Superior Proposal	Section 4.02(b)
NYSE	Section 3.01(d)
Outside Date	Section 7.01(b)
Parent	Preamble
Paying Agent	Section 2.02(a)
Pension Plan	Section 3.01(n)
Permits	Section 3.01(k)
person	Section 8.03(a)
Post-Signing Returns	Section 4.01(d)
Proxy Statement	Section 3.01(d)
Public Statement	Section 8.07
Release	Section 3.01(l)
Rights	Section 3.01(c)
Rights Agreement	Section 3.01(c)
Rights Plan Preferred Stock	Section 3.01(c)
Run-Off D&O Policy	Section 5.08
SEC	Section 3.01(d)
Securities Act	Section 3.01(e)
Shareholder Agreement	Recitals
Sub	Preamble
subsidiary	Section 8.03(a)
Superior Proposal	Section 4.02(b)
Surviving Corporation	Section 1.01
Takeover Proposal	Section 4.02(a)
tax	Section 3.01(i)
Termination Fee	Section 5.07(b)

Annex B

         [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

July 23, 2002

Board of Directors
ChemFirst Inc.
700 North Street
Jackson, Mississippi 39215-1249

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock of ChemFirst Inc. ("ChemFirst") of the Merger Consideration (as defined below) set forth in the Agreement and Plan of Merger, dated as of July 23, 2002 (the "Merger Agreement"), among E. I. du Pont de Nemours and Company ("DuPont"), Purple Acquisition Corporation, a wholly owned subsidiary of DuPont ("Sub"), and ChemFirst. The Merger Agreement provides for, among other things, the merger of Sub with and into ChemFirst (the "Merger") pursuant to which ChemFirst will become a wholly owned subsidiary of DuPont and each outstanding share of the common stock, par value $1.00 per share, of ChemFirst ("ChemFirst Common Stock") will be converted into the right to receive $29.20 in cash (the "Merger Consideration").

In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to ChemFirst. We also have reviewed certain other information relating to ChemFirst and its businesses, including financial forecasts, provided to or discussed with us by ChemFirst, and have met with the management of ChemFirst to discuss the businesses and prospects of ChemFirst. We have considered certain financial and stock market data of ChemFirst and we have compared those data with similar data for publicly held companies in businesses similar to ChemFirst, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts referred to above, we have been advised, and have assumed, that such forecasts (including adjustments thereto) have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of ChemFirst as to the future financial performance of ChemFirst and its businesses. We have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, amendment or modification of any material term, condition or agreement. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ChemFirst or its businesses, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to ChemFirst, nor does it address the underlying business decision of ChemFirst to proceed with the Merger.

B-1

Board of Directors
ChemFirst Inc.
July 23, 2002

We have acted as financial advisor to ChemFirst in connection with the Merger and will receive a fee for our services contingent upon the consummation of the Merger. We and our affiliates in the past have provided investment banking and financial services to ChemFirst and DuPont and currently are providing services to DuPont unrelated to the Merger, for which services we and our affiliates have received and expect to receive compensation. In the ordinary course of business, we and our affiliates may actively trade the securities of ChemFirst and DuPont for our own and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

It is understood that this letter is for the information of the Board of Directors of ChemFirst in connection with its evaluation of the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matters relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of ChemFirst Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

B-2

PRELIMINARY COPIES

[LOGO]

ChemFirst Inc.
700 North Street
Jackson, Mississippi 39202-3095

SPECIAL MEETING OF SHAREHOLDERS

        You are cordially invited to attend the special meeting of shareholders of ChemFirst Inc. The meeting will be held on [    •    ], 2002, at [    •    ][a.m.][p.m.], local time, at [    •    ].

        Please mark the boxes on the proxy card to indicate how your shares should be voted. Sign and return your proxy as soon as possible in the enclosed postpaid envelope. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, JUST SIGN AND DATE THE PROXY CARD WHERE INDICATED—NO BOXES NEED BE CHECKED.

        Votes are tabulated by American Stock Transfer & Trust Company, ChemFirst's transfer agent. Any comments noted on the proxy card or an attachment will be forwarded to the Secretary of ChemFirst by American Stock Transfer & Trust Company. Please indicate if you have comments by marking the appropriate box.

James L. McArthur Secretary

CHEMFIRST INC.

This Proxy is Solicited on Behalf of the Board of Directors
for the Special Meeting of Shareholders on [    •    ], 2002

        The undersigned hereby appoints Robert P. Guyton, R. Gerald Turner and J. Kelley Williams and each of them with the power of substitution and revocation, as attorneys and proxies to appear and vote all shares of ChemFirst Inc. common stock held by the undersigned at the Special Meeting of Shareholders of ChemFirst Inc. to be held on [    •    ], 2002 and at any and all adjournments or postponements thereof, and the undersigned hereby instructs said proxies to vote as indicated on the matter referred to on the reverse side and described in the proxy statement for the meeting, and in accordance with their judgment on all other matters that may properly come before the meeting.

        All proxies will vote as specified on the reverse side. In the absence of specific instructions, proxies will vote FOR the approval of the Agreement and Plan of Merger. To vote FOR the Board of Directors' recommendation, just sign and date the reverse side—no boxes need be checked.

(To Be Signed on Reverse Side)

Please date, sign and mail your
proxy card back as soon as possible.

CHEMFIRST INC.

Special Meeting of Shareholders
[    •    ], 2002

Please detach and mail in the envelope provided.

Please mark your vote as in this example. ☒

The Board of Directors of ChemFirst Inc. recommends that you vote FOR the following proposal:

  To approve the Agreement and Plan of Merger dated as of July 23, 2002, as amended, among ChemFirst Inc., E. I. du Pont de Nemours and Company and Purple Acquisition Corporation, a wholly owned subsidiary of E. I. du Pont de Nemours and Company, pursuant to which, upon the merger becoming effective, each share of common stock, par value $1.00 per share, of ChemFirst Inc. will be converted into the right to receive $29.20 in cash, without interest.

      FOR ☐                        AGAINST ☐                        ABSTAIN ☐

Mark box at right if an address change or comment has been made.	☐

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature:	Date:

Signature:	Date:

Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally.

QuickLinks

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [•] , 2002
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
SUMMARY
THE PARTIES TO THE MERGER AGREEMENT
THE SPECIAL MEETING
THE MERGER
THE MERGER AGREEMENT
ACCOUNTING TREATMENT
ANTITRUST MATTERS AND GOVERNMENTAL APPROVALS
BENEFICIAL OWNERSHIP OF CHEMFIRST COMMON STOCK
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
FUTURE SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
  Annex A
TABLE OF CONTENTS
ARTICLE I The Merger
ARTICLE II Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates
ARTICLE III Representations and Warranties
ARTICLE IV Covenants Relating to Conduct of Business
ARTICLE V Additional Agreements
ARTICLE VI Conditions Precedent
ARTICLE VII Termination and Amendment
ARTICLE VIII General Provisions
  ANNEX I TO THE MERGER AGREEMENT
Index of Defined Terms
  Annex B